Filed Pursuant to Rule 424(b)(5)
Registration No. 333-282610

PROSPECTUS SUPPLEMENT

(To Prospectus dated October 24, 2024)

Up to $75,000,000 of Common Shares

We have entered into an Open Market Sales AgreementSM (the “Sales Agreement”) with Jefferies LLC (“Jefferies”), relating to the sale of our common shares, par value $0.01 per share (the “common shares”), offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the Sales Agreement, we may offer and sell our common shares having an aggregate offering amount of up to $75,000,000 from time to time through or to Jefferies, acting as sales agent or principal.

Our common shares are listed on The Nasdaq Global Select Market (“Nasdaq”) under the symbol “CCEC”. The last reported sale price of our common shares on Nasdaq on January 24, 2025 was $18.23 per share.

Sales of our common shares, if any, under this prospectus supplement and the accompanying prospectus may be made by any method permitted that is deemed an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended (the “Securities Act”). Jefferies is not required to sell any specific number or dollar amount of our common shares, but will act as a sales agent using commercially reasonable efforts consistent with its normal trading and sales practices to sell on our behalf all of the common shares requested to be sold by us, on mutually agreed terms between Jefferies and us. There is no arrangement for funds to be received in any escrow, trust, or similar arrangement.

Jefferies will be entitled to compensation at a commission rate of up to 2.5% of the gross proceeds of common shares sold under the Sales Agreement. In connection with the sale of our common shares on our behalf, Jefferies will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Jefferies will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Jefferies with respect to certain liabilities, including liabilities under the Securities Act. See “Plan of Distribution” beginning on page S-14 for additional information regarding the compensation to be paid to Jefferies.

Investing in our common shares involves a high degree of risk. We urge you to carefully read in their entirety the section entitled “Risk Factors” beginning on page S-10, the section entitled “Item 3. Key Information–D. Risk Factors” in our Annual Report on Form 20-F for the year ended December  31, 2023, and Exhibit 99.8 to our Report on Form 6-K furnished to the Securities and Exchange Commission (the “SEC”) on August 26, 2024, which are incorporated herein by reference, and all other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, before making a decision to invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Jefferies

The date of this prospectus supplement is January 27, 2025.

PROSPECTUS SUPPLEMENT

PROSPECTUS

NEITHER WE NOR JEFFERIES HAVE AUTHORIZED ANY OTHER PERSON TO GIVE ANY INFORMATION NOT CONTAINED IN OR INCORPORATED BY REFERENCE INTO THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS OR IN ANY FREE WRITING PROSPECTUS WE HAVE AUTHORIZED FOR USE IN CONNECTION WITH THIS OFFERING. NEITHER WE NOR JEFFERIES TAKE ANY RESPONSIBILITY FOR, AND CAN PROVIDE NO ASSURANCE AS TO THE RELIABILITY OF, ANY OTHER INFORMATION THAT OTHERS MAY GIVE YOU. THIS PROSPECTUS SUPPLEMENT, THE ACCOMPANYING PROSPECTUS AND ANY FREE WRITING PROSPECTUS WE HAVE AUTHORIZED FOR USE IN CONNECTION WITH THIS OFFERING CONSTITUTE AN OFFER TO SELL COMMON SHARES ONLY UNDER CIRCUMSTANCES AND IN JURISDICTIONS WHERE IT IS LAWFUL TO DO SO. PERSONS OUTSIDE THE UNITED STATES WHO COME INTO POSSESSION OF THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS ARE ADVISED TO INFORM THEMSELVES ABOUT, AND TO OBSERVE ANY RESTRICTIONS RELATING TO, THIS OFFERING AND THE DISTRIBUTION OF THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS OUTSIDE THE UNITED STATES.

THE INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE INTO THIS PROSPECTUS SUPPLEMENT, THE ACCOMPANYING PROSPECTUS AND IN ANY FREE WRITING PROSPECTUS WE HAVE AUTHORIZED FOR USE IN CONNECTION WITH THIS OFFERING IS CURRENT ONLY AS OF THE RESPECTIVE DATES OF SUCH DOCUMENTS. OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROSPECTS MAY HAVE CHANGED SINCE THOSE DATES. YOU SHOULD NOT CONSIDER ANY INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE INTO THIS PROSPECTUS SUPPLEMENT, THE ACCOMPANYING PROSPECTUS OR ANY FREE WRITING PROSPECTUS WE HAVE AUTHORIZED FOR USE IN CONNECTION THIS OFFERING TO BE INVESTMENT, LEGAL OR TAX ADVICE. WE AND JEFFERIES ENCOURAGE YOU TO CONSULT WITH YOUR OWN COUNSEL, ACCOUNTANT AND OTHER ADVISORS FOR LEGAL, TAX, BUSINESS, FINANCIAL AND RELATED ADVICE REGARDING AN INVESTMENT IN OUR COMMON SHARES.

ABOUT THIS PROSPECTUS SUPPLEMENT

Unless the context otherwise requires, in this prospectus supplement:

•

the “Conversion” refers to our conversion, on August 26, 2024 (the “Effective Date”), from a Marshall Islands limited partnership named “Capital Product Partners L.P.” (the “Partnership” or “CPLP”) to a Marshall Islands corporation;

•	the “Company,” “CCEC,” “we,” “us” or “our” refer to Capital Clean Energy Carriers Corp. (or, prior to the Conversion, CPLP) and, unless the context otherwise requires, its consolidated subsidiaries;

•	“Capital Maritime” refers to Capital Maritime & Trading Corp.;

•	“CGP LLC” refers to Capital GP L.L.C.;

•	“Capital Gas” refers to Capital Gas Corp.;

•	“Capital Parties” refers to Capital Maritime, CGP LLC and Capital Gas;

•	“Capital-Executive” refers to Capital-Executive Ship Management Corp.;

•	“Capital Ship Management” refers to Capital Ship Management Corp.;

•	“Capital Gas Management” refers to Capital Gas Ship Management Corp.;

•	the “Managers” refers to our managers, Capital-Executive, Capital Ship Management and Capital Gas Management;

•

“Bonds” refers to the €100.0 million and €150.0 million of senior unsecured bonds issued by CPLP Shipping Holdings PLC, a public limited liability company and wholly owned subsidiary of CCEC, guaranteed by CCEC, and listed on the Athens Stock Exchange in July 2022 and October 2021;

•	“financing arrangements” refers to our debt financing arrangements as well as to our sale-leaseback financing arrangements, seller’s credit agreements and the Bonds;

•	“debt” includes indebtedness under the financing arrangements;

•	“LNG” refers to liquefied natural gas; and

•	“LNG/C” refers to LNG carriers.

Unless otherwise indicated, all references in this prospectus supplement to “dollars” and “$” are to, and amounts are presented in, U.S. Dollars, and financial information presented in this prospectus supplement is prepared in accordance with accounting principles generally accepted in the United States or “GAAP.”

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and other matters relating to us and our financial condition. The second part is the accompanying prospectus, which gives more general information about securities we may offer from time to time, some of which does not apply to this offering. Generally, when we refer to the prospectus, we are referring to both parts of this document combined. You should read both this prospectus supplement and the accompanying prospectus, together with the additional information described under the headings “Incorporation of Documents by Reference.” If information in this prospectus supplement or any related free writing prospectus differs from information in the accompanying prospectus, you should rely on the information in this prospectus supplement or the related free writing prospectus, whichever is dated later.

We have filed with the SEC a registration statement on Form F-3 (File No. 333-282610), which was declared effective by the SEC on October 24, 2024, under the Securities Act with respect to the securities offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” certain information that we file with or furnish to the SEC, which means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to those documents. The information incorporated by reference is an important part of this prospectus. With respect to this prospectus, information that we later file with or furnish to the SEC and that is incorporated by reference will automatically update and supersede information in this prospectus and information previously incorporated by reference into this prospectus.

Each document incorporated by reference into this prospectus is current only as of the date of such document, and the incorporation by reference of such document is not intended to create any implication that there has been no change in our affairs since the date of the relevant document or that the information contained in such document is current as of any time subsequent to its date. Any statement contained in such incorporated documents is deemed to be modified or superseded for the purpose of this prospectus to the extent that a subsequent statement contained in this prospectus or in another document that is incorporated by reference into this prospectus at a later date modifies or supersedes that statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

This prospectus incorporates by reference the documents listed below, which we have previously filed with the SEC. These documents contain important information about us and our financial condition, business and results.

•	Annual Report on Form 20-F for the year ended December 31, 2023, filed on April 23, 2024.

•	Amendment to our Annual Report for the year ended December 31, 2023, filed on Form 20-F/A on May 22, 2024.

•

Amendment No.  1 to our Registration Statement on Form 8-A filed on August 26, 2024 and the description of our common shares contained in Exhibit 99.9 to our Report on Form 6-K furnished to the SEC on August 26, 2024.

•

The Reports on Form 6-K furnished to the SEC on August  2, 2024 (Film No. 241171153, excluding exhibits), August  26, 2024 (excluding Exhibit 99.10), September  25, 2024, October  10, 2024 and January 27, 2025.

We are also incorporating by reference all subsequent annual reports on Form 20-F that we file with the SEC and certain reports on Form 6-K that we furnish to the SEC (if and to the extent they state that they are incorporated by reference in this prospectus) (i) after the date of the initial registration statement on Form F-3 of which this prospectus forms a part and prior to effectiveness of such registration statement and (ii) after the date of this prospectus and until we file a post-effective amendment indicating that the offering of the securities made by this prospectus has been terminated. In all cases, you should rely on the later information over different information included in this prospectus.

You may obtain any of the documents incorporated by reference in this prospectus from the SEC through its website at the addresses provided in the section of the accompanying prospectus captioned “Where You Can Find More Information.” You also may request a copy of any document incorporated by reference in this prospectus (excluding exhibits to those documents, unless the exhibit is specifically incorporated by reference in this document), at no cost by visiting our website at www.capitalcleanenergycarriers.com or by writing or calling us at the following address:

Capital Clean Energy Corp.

Investor Relations / Media

Brian Gallagher

EVP Investor Relations

Tel: +44 770 368 4996

Email: b.gallagher@capitalmaritime.com

or

Capital Link, Inc.

230 Park Avenue—Suite 1536

New York, NY 10160, USA

Tel: +1 212 661-7566

Email: cplp@capitallink.com

The information contained on our website, or any other website, is not incorporated by reference in this prospectus and does not constitute a part of this prospectus.

In reviewing any agreements included as exhibits to the registration statement relating to the securities covered by this prospectus or to other SEC filings incorporated by reference into this prospectus, please be aware that these agreements are attached as exhibits to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about us or the other parties to the agreements. The agreements may contain representations and warranties by each of the parties to the applicable agreement, which representations and warranties may have been made solely for the benefit of the other parties to the applicable agreement and, as applicable:

•	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•

have been qualified by disclosures that may have been made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

•	were made only as of the date of the applicable agreement (or such other date or dates as may be specified in the agreement) and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time and should not be relied upon by investors in considering whether to invest in our securities.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including documents incorporated by reference, contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Such statements include, in particular, statements about our plans, strategies, business prospects, changes and trends in our business, financial condition and the markets in which we operate, and involve risks and uncertainties. In some cases, you can identify forward-looking statements by the use of words such as “may,” “might,” “could,” “should,” “would,” “expect,” “plan,” “anticipate,” “likely,” “intend,” “forecast,” “believe,” “estimate,” “project,” “predict,” “propose,” “potential,” “continue,” “seek” or the negative of these terms or other comparable terminology. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act of 1934, as amended.

Although these forward-looking statements are based upon assumptions we believe to be reasonable based upon available information, including projections of revenues, operating margins, earnings, cash flows, working capital and capital expenditures, they are subject to risks and uncertainties that are described more fully in the section titled “Risk Factors” and elsewhere in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus and any free writing prospectus that we have authorized for use in connection with this offering. These forward-looking statements represent our estimates and assumptions only as of the date of this prospectus and are not intended to give any assurance as to future results. As a result, you are cautioned not to rely on any forward-looking statements. Forward-looking statements appear in a number of places in this prospectus or documents incorporated by reference in this prospectus and include statements with respect to, among other things:

•	expectations regarding our ability to pay dividends to our shareholders;

•	expectations regarding global economic outlook and growth;

•	expectations regarding shipping conditions and fundamentals, including the balance of supply and demand, as well as trends and conditions in the newbuild markets and scrapping of older vessels;

•

our current and future business and growth strategies and other plans and objectives for future operations, future acquisitions and deliveries of vessels, and the expected benefits from vessels that we have agreed to acquire;

•	the anticipated use of proceeds (if any) from this offering;

•	expectations regarding the benefits of the Conversion;

•	our intention to continue to dispose of our container vessels;

•	our continued ability to enter into medium- or long-term, fixed-rate time charters with our charterers and to re-charter our vessels at attractive rates as their existing charters expire;

•	the relationships and reputations of our Managers in the shipping industry;

•	the financial condition, viability and sustainability of our charterers, including their ability to meet their obligations under the terms of our charter agreements;

•	our ability to maximize the use of our vessels;

•	our ability to access debt, credit and equity markets;

•	our ability to service, refinance or repay our financing under our financing arrangements and settle our hedging arrangements;

•	planned capital expenditures and availability of capital resources to fund capital expenditures;

•	the expected lifespan and condition of our vessels;

•

changes to the regulatory requirements applicable to the shipping industry, including, without limitation, stricter requirements adopted by international organizations and the European Union, or by individual countries or charterers and actions taken by regulatory authorities overseeing such areas as safety and environmental compliance;

•	our ability to successfully operate exhaust gas cleaning systems or other newly installed equipment and novel technologies on certain or all of our vessels;

•

the expected cost of, and our ability to comply with, governmental regulations and maritime self-regulatory organization standards, including new environmental regulations and standards, as well as standard regulations imposed by our charterers applicable to our business;

•

the impact of heightened regulations and the actions of regulators and other government authorities, including anti-corruption laws and regulations, as well as sanctions and other governmental actions;

•	our anticipated general and administrative expenses;

•	the adequacy of our insurance arrangements and our ability to obtain insurance and required certifications;

•	the anticipated taxation of CCEC and dividends to our shareholders;

•	our ability to retain officers and the ability of our Managers to retain key employees;

•	anticipated funds for liquidity needs and the sufficiency of cash flows; and

•	the ability of our counterparties to perform under our shipbuilding contracts.

The preceding list is not intended to be an exhaustive list of all our forward-looking statements. These and other forward-looking statements are made based upon management’s current plans, expectations, estimates, assumptions and beliefs concerning future events impacting us and, therefore, involve a number of risks and uncertainties, including those risks discussed in our Annual Report on Form 20-F for the year ended December  31, 2023 under the heading “Risk Factors”, in Exhibit 99.8 to our Report on Form 6-K furnished to the SEC on August 26, 2024 or those included in any annual report on Form 20-F filed or report on Form 6-K furnished after the date of this prospectus (in the case of reports on Form 6-K, to the extent that such reports state that they are incorporated by reference into this prospectus). The risks, uncertainties and assumptions involve known and unknown risks and are inherently subject to significant uncertainties and contingencies, many of which are beyond our control. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements.

Unless required by law, we expressly disclaim any obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict all of these factors. Further, we cannot assess the impact of each such factor on our business or the extent to which any factor, or combination of factors, may cause actual results to be materially different from those contained in any forward-looking statement. You should carefully review and consider the various disclosures included in our Annual Report on Form 20-F for the year ended December 31, 2023 and in our other filings made with the SEC that attempt to advise interested parties of the risks and factors that may affect our business, prospects and results of operations.

SUMMARY

This summary highlights information that appears elsewhere in this prospectus or in the documents incorporated by reference herein and is qualified in its entirety by the more detailed information, including the financial statements that appear in the documents incorporated by reference. This summary may not contain all of the information that may be important to you. As an investor or prospective investor, you should review carefully the entire prospectus, including the information incorporated by reference herein, including the risk factors herein and therein.

Our Company

We are an international owner of ocean-going vessels, with a focus on the carriage of gas. As of January 27, 2025, our in-the-water fleet includes 16 high specification vessels, including 12 latest generation LNG/Cs and four legacy Neo-Panamax container vessels, one of which we have agreed to sell within the first quarter of 2025. In addition, our under-construction fleet includes six additional latest generation LNG/Cs, six dual-fuel medium gas carriers and four handy liquid CO2/multi-gas carriers, to be delivered between the first quarter of 2026 and the third quarter of 2027.

Our fleet is managed by our Managers, which are private companies.

Corporate Information

We were originally formed as a limited partnership organized under the laws of the Republic of the Marshall Islands on January 16, 2007, by Capital Maritime, an international shipping company with a long history of operating and investing in the shipping market. We completed our initial public offering in April 2007. On the Effective Date, we converted from a Marshall Islands limited partnership to a Marshall Islands corporation and changed our name to “Capital Clean Energy Carriers Corp.” The Conversion is deemed a continuation of the existence of the Partnership in the form of a Marshall Islands corporation, with the existence of the Company deemed to have commenced on the date the Partnership commenced its existence. Upon the Effective Date, among other things, each common unit of the Partnership issued and outstanding immediately prior to the Effective Date was converted into one common share, par value $0.01 per share, of the Company.

We maintain our principal executive headquarters at 3 Iassonos Street, Piraeus, 18537 Greece and our telephone number is +30 210 4584 950. Our registered address in the Marshall Islands is Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960. The name of our registered agent at such address is The Trust Company of the Marshall Islands, Inc. Our website address is at www.capitalcleanenergycarriers.com. The information contained on, or that can be accessed through, this website is not part of, and is not incorporated into, this prospectus.

THE OFFERING

Common shares offered by us:	Common shares having an aggregate gross offering amount of up to $75,000,000.

Common shares to be outstanding following the offering	Up to 62,501,410 shares (as more fully described in the notes following this table), assuming sales of 4,114,097 common shares in this offering at an offering price of $18.23 per share, which was the last reported sale price of our common shares on The Nasdaq Global Select Market on January 24, 2025. The actual number of shares issued will vary depending on the sales price under this offering.

Manner of offering:	“At the market offering” that may be made from time to time on The Nasdaq Global Select Market or other existing trading market for our common shares through or to Jefferies. See “Plan of Distribution” beginning on page S-14.

Use of Proceeds:	We currently intend to use the net proceeds from this offering for general corporate purposes, which may include, among other things, acquisitions, including vessel acquisitions, paying or refinancing all or a portion of our indebtedness outstanding at the time, and funding working capital or capital expenditures. Our management will have broad discretion regarding the timing and application of the net proceeds from this offering. See “Use of Proceeds” on page S-12.

Risk Factors:	Investing in our common shares involves a high degree of risk. See “Risk Factors” beginning on page S-10, the section entitled “Item 3. Key Information–D. Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2023, and Exhibit 99.8 to our Report on Form 6-K furnished to the SEC on August 26, 2024, which are incorporated herein by reference, and all other information included or incorporated by reference in this prospectus, before making a decision to invest in our securities.

Nasdaq Global Select Market symbol:	“CCEC”.

Unless otherwise indicated, the number of common shares to be outstanding after this offering is based on 58,387,313 common shares outstanding as of January 27, 2025. The number of common shares outstanding after this offering excludes 1,551,061 common shares reserved for future issuance under our Omnibus Incentive Compensation Plan as of January 27, 2025.

RISK FACTORS

An investment in our common shares involves a high degree of risk. You should consider carefully the following information about these risks and uncertainties before investing in our common shares, together with all the other information contained in or incorporated by reference in this prospectus, including the risk factors discussed in “Item 3. Key Information—D. Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2023, in Exhibit 99.8 to our Report on Form 6-K furnished to the SEC on August 26, 2024, or those included in any annual report on Form 20-F filed or report on Form 6-K furnished after the date of this prospectus (in the case of reports on Form 6-K, to the extent that such reports state that they are incorporated by reference into this prospectus). The occurrence of any of these risks could adversely affect our business prospects, financial condition or results of operations. In that case, the trading price of our common shares could decline, and you could lose all or part of the value of your investment. Please also see the section entitled “Cautionary Statement Regarding Forward-Looking Statements” in this prospectus supplement.

Unless the context otherwise requires, as of any time after Effective Date of the Conversion, references to common units of the Partnership in the risk factors in the Annual Report on Form 20-F for the year ended December 31, 2023 shall be deemed to refer to common shares, par value $0.01 per share, of CCEC.

Investors in this offering may experience dilution in the book value per common share purchased in the offering.

The common shares sold in this offering, if any, will be sold from time to time at various prices. See “The common shares offered hereby will be sold in ‘at the market offerings’, and investors who buy common shares at different times will likely pay different prices” below. The offering price of the common shares may be substantially higher than the net tangible book value per common share outstanding at the time of sale, in which case you may experience immediate and substantial dilution in the net tangible book value of the common shares you purchase in this offering.

Issuances of additional shares, or the potential for such issuances, may impact the price of our common shares and could impair our ability to raise capital through subsequent equity offerings. Shareholders may experience significant dilution as a result of any such issuances.

Our authorized capital stock consists of 500,000,000 common shares and 100,000,000 preferred shares with par value of $0.01, in each case, that we may issue without further shareholder approval, of which 58,387,313 common shares are outstanding as of January 27, 2025 (excluding 1,551,061 common shares held in treasury). We cannot assure you at what price the offering of our shares in the future, if any, will be made but they may be offered and sold at a price significantly below the current trading price of our common shares or the acquisition price of common shares by shareholders and may be at a discount to the trading price of our common shares at the time of such sale. Purchasers of the common shares we sell, as well as our existing shareholders, will experience significant dilution if we sell shares at prices significantly below the price at which they invested. Holders of our common shares have no preemptive rights that entitle such holders to purchase their pro rata share of any offering of shares of any class or series and, therefore, such sales or offerings could result in increased dilution to our shareholders.

Our issuance of additional common shares or other equity securities of equal or senior rank, or the perception that such issuances may occur, could have the following effects:

•	our existing shareholders’ proportionate ownership interest in us will decrease;

•	the earnings per share and the per share amount of cash available for dividends on our common shares could decrease;

•	the relative voting strength of each previously outstanding common share could be diminished;

•	the market price of our common shares could decline; and

•	our ability to raise capital through the sale of additional securities at a time and price that we deem appropriate, could be impaired.

The market price of our common shares could also decline due to sales, or the announcements of proposed sales, of a large number of common shares by our large shareholders, or the perception that these sales could occur. We cannot predict the effect that future sales of common shares or other equity securities would have on the market price of our common shares.

It is not possible to predict the actual number of shares, if any, we will sell under the Sales Agreement, or the gross proceeds resulting from those sales.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver instruction to Jefferies to sell our common shares at any time throughout the term of the Sales Agreement. The number of common shares, if any, that are sold through or to Jefferies after our instruction will fluctuate based on a number of factors, including the market price of our common shares during the sales period, the limits we set with Jefferies in any instruction to sell common shares, and the demand for our common shares during the sales period. Because the price per common share of each common share sold, if any, will fluctuate during this offering, it is not currently possible to predict the number of common shares that will be sold or the gross proceeds to be raised in connection with those sales.

The common shares offered hereby will be sold in “at the market offerings”, and investors who buy common shares at different times will likely pay different prices.

Investors who purchase common shares in this offering at different times will likely pay different prices, and so may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of common shares sold in this offering. In addition, there is no predetermined minimum or maximum sales price for common shares to be sold in this offering. Investors may experience a decline in the value of the common shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

We have broad discretion in the use of the net proceeds from this offering and may use the net proceeds in ways with which you disagree.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common shares. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. A failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, results of operations and cash flows, and cause the price of our common shares to decline. Pending the application of these funds, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

USE OF PROCEEDS

We may issue and sell common shares having aggregate sales proceeds of up to $75,000,000 from time to time pursuant to our Sales Agreement. The actual amount of proceeds from the offering will depend on the number of our common shares that are sold and the prices at which they are sold and is not determinable at this time. There can be no assurance that we will sell any common shares under or fully utilize the Sales Agreement as a source of financing.

We currently intend to use the net proceeds from this offering, if any, together with our existing cash, cash equivalents and investments for general corporate purposes, which may include, among other things:

•	acquisitions, including vessel acquisitions;

•	paying or refinancing all or a portion of our indebtedness outstanding at the time;

•	funding working capital or capital expenditures.

As of the date of this prospectus supplement, we cannot predict with certainty all of the particular uses for the net proceeds from this offering, if any. As a result, our management will have broad discretion regarding the timing and application of the net proceeds from this offering, if any, and our investors will be relying on the judgment of our management regarding the application of such net proceeds of this offering.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our capitalization and indebtedness as of September 30, 2024 as determined in accordance with GAAP. There has been no material change in the capitalization and indebtedness of the Company since September 30, 2024. You should read this table in conjunction with the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for the nine months ended September 30, 2024, included in our Report on Form 6-K furnished to the SEC on January 27, 2025, which is incorporated by reference herein. No adjustments have been made to reflect normal course operations by us or other developments in our business after September 30, 2024. As a result, the adjusted information provided below is not indicative of our capitalization as of any date after September 30, 2024. Amounts have been rounded to the nearest thousand for presentation purposes and as a result total amounts may not represent arithmetical sums of components.

As of September 30, 2024 $ thousands
Debt
Credit Facilities	760,190
Sales and Lease Back Agreements	1,610,859
Unsecured Bonds	278,893
Sellers Credit	48,164
Total borrowings	2,698,106

Total indebtedness	2,698,106

Capital
Share Capital (58,387,313 common shares issued and outstanding and 1,551,061 Treasury Shares as of September 30, 2024)	599

Paid-in Capital	1,237,590

Retained earnings	9,117

Accumulated other comprehensive loss	(1,950)

Total Capital	1,245,356

Total capitalization and indebtedness	3,943,462

PLAN OF DISTRIBUTION

We have entered into the Sales Agreement with Jefferies, under which we may offer and sell up to $75,000,000 of our common shares from time to time through or to Jefferies acting as sales agent or principal. Sales of our common shares, if any, under this prospectus will be made by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act.

Each time we wish to issue and sell our common shares under the Sales Agreement, we will notify Jefferies of the number of shares to be issued, the dates on which such sales are anticipated to be made, any limitation on the number of shares to be sold in any one day and any minimum price below which sales may not be made. Once we have so instructed Jefferies, unless Jefferies declines to accept the terms of such notice, Jefferies has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares on such terms. The obligations of Jefferies under the Sales Agreement to sell our common shares are subject to a number of conditions that we must meet.

The settlement of sales of shares between us and Jefferies is generally anticipated to occur on the first trading day following the date on which the sale was made. Sales of our common shares as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and Jefferies may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay Jefferies a commission of up to 2.5% of the aggregate gross proceeds we receive from each sale of our common shares. Because there is no minimum aggregate offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In addition, we have agreed to reimburse Jefferies for the fees and disbursements of its counsel, payable upon execution of the Sales Agreement, in an amount not to exceed $75,000, in addition to certain ongoing disbursements of its legal counsel. We estimate that the total expenses for the offering, excluding any commissions or expense reimbursement payable to Jefferies under the terms of the Sales Agreement, will be approximately $306,000. The remaining sale proceeds, after deducting any other transaction fees, will equal our net proceeds from the sale of such shares.

Jefferies will provide written confirmation to us before the open on The Nasdaq Global Select Market on the day following each day on which our common shares are sold under the Sales Agreement. Each confirmation will include the number of shares sold on that day, the aggregate gross proceeds of such sales and the proceeds to us.

In connection with the sale of our common shares on our behalf, Jefferies may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Jefferies will be deemed to be underwriting commissions or discounts. We have agreed to indemnify Jefferies against certain civil liabilities, including liabilities under the Securities Act. We have also agreed to contribute to payments Jefferies may be required to make in respect of such liabilities.

The offering of our common shares pursuant to the Sales Agreement will terminate upon the earlier of (i) the sale of all common shares subject to the Sales Agreement and (ii) the termination of the Sales Agreement as permitted therein. We and Jefferies may each terminate the Sales Agreement at any time upon five trading days’ prior notice.

This summary of the material provisions of the Sales Agreement does not purport to be a complete statement of its terms and conditions. A copy of the Sales Agreement will be filed as an exhibit to a report on Form 6-K and will be incorporated by reference in this prospectus.

Jefferies and its affiliates may in the future provide various investment banking, commercial banking, financial advisory and other financial services for us and our affiliates, for which services they may in the future receive customary fees. In the course of its business, Jefferies may actively trade our securities for its own account or for the accounts of customers, and, accordingly, Jefferies may at any time hold long or short positions in such securities.

A prospectus supplement and the accompanying prospectus in electronic format may be made available on a website maintained by Jefferies, and Jefferies may distribute the prospectus supplement and the accompanying prospectus electronically.

Jefferies’ address is 520 Madison Avenue, New York, NY 10022.

EXPENSES RELATING TO THIS OFFERING

Set forth below is an itemization of the main expenses, excluding any commissions or expense reimbursement payable to Jefferies under the terms of the Sales Agreement, that we expect to incur in connection with this offering. With the exception of the SEC registration fee, all amounts are estimates.

SEC registration fee*	$11,482.50
Legal and advisory fees and expenses	$250,000
Accountants’ fees and expenses	$20,000
Transfer agent fees	$10,000
Printing and miscellaneous	$15,000
Total	$306,482.50

*

Previously paid with respect to the up to $500,000,000 of securities registered by the Company on the registration statement on Form F-3 (File No. 333-282610), which was declared effective by the SEC on October 24, 2024.

VALIDITY OF SECURITIES

The validity of the common shares offered by this prospectus supplement is being passed upon by Watson Farley & Williams LLP. We are also being advised by Sullivan & Cromwell LLP as to certain matters of New York law. Jefferies LLC is being represented in connection with this offering by Paul Hastings LLP, New York, New York.

EXPERTS

The consolidated financial statements of Capital Product Partners L.P. as of December 31, 2023 and 2022, and for each of the three years in the period ended December 31, 2023, incorporated by reference in this prospectus by reference to Capital Product Partners L.P.’s Annual Report on Form 20-F for the year ended December 31, 2023, and the effectiveness of Capital Product Partners L.P.’s internal control over financial reporting have been audited by Deloitte Certified Public Accountants, S.A., an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing. The office of Deloitte Certified Public Accountants, S.A. is located at Fragoklissias 3a & Granikou Street, Maroussi, Athens 151 25, Greece.

$500,000,000

Capital Clean Energy Carriers Corp.

Common Shares

Preferred Shares

Debt Securities

Rights

This prospectus relates to:

•	Common shares;

•	Preferred shares;

•	Debt securities, including debt securities convertible into or exchangeable for common shares or other securities; and

•	Rights.

The aggregate offering price of the securities issued under this prospectus may not exceed $500,000,000. We may offer these common shares, preferred shares, debt securities or rights directly or to or through underwriters, dealers or other agents. The names of any underwriters or dealers will be set forth in the applicable prospectus supplement.

Our common shares trade on the Nasdaq Global Market under the symbol “CCEC”.

This prospectus provides you with a general description of the common shares, preferred shares, debt securities and rights. Each time we offer to sell common shares, preferred shares, debt securities or rights, we will provide a prospectus supplement that will contain specific information about those securities and the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before you invest. You should also read the documents we refer to in the “Where You Can Find More Information” section of this prospectus for information about us and our financial statements.

Investing in our securities involves risks. See “Risk Factors” beginning on page 9 and in the applicable prospectus supplement, before you make an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 24, 2024

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we have filed with the U.S. Securities and Exchange Commission (the “SEC” or “the Commission”) using a “shelf” registration process. Under this shelf registration process, we may sell, in one or more offerings, up to $500,000,000 in total aggregate offering price of the common shares, preferred shares, debt securities or rights, each as described in this prospectus. This prospectus generally describes Capital Clean Energy Carriers Corp. and the securities we may offer. Each time we offer securities with this prospectus, we will provide this prospectus and a supplement to this prospectus that will describe, among other things, the specific amounts and prices of the securities being offered and the terms of the offering, including the specific terms of the securities being offered. The prospectus supplement may also add to, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.

In this prospectus:

•

the “Conversion” refers to our conversion, on August 26, 2024, from a Marshall Islands limited partnership named “Capital Product Partners L.P.” (the “Partnership” or “CPLP”) to a Marshall Islands corporation;

•	the “Company,” “CCEC,” “we,” “us” or “our” refer to Capital Clean Energy Carriers Corp. (or, prior to the Conversion, CPLP) and, unless the context otherwise requires, its consolidated subsidiaries;

•	“Capital Maritime” refers to Capital Maritime & Trading Corp.;

•	“CGP LLC” refers to Capital GP L.L.C.;

•	“Capital Gas” refers to Capital Gas Corp.;

•	“Capital Parties” refers to Capital Maritime, CGP LLC and Capital Gas;

•	“Capital-Executive” refers to Capital-Executive Ship Management Corp.;

•	“Capital Ship Management” refers to Capital Ship Management Corp.;

•	“Capital Gas Management” refers to Capital Gas Ship Management Corp.;

•	the “Managers” refers to our managers, Capital-Executive, Capital Ship Management and Capital Gas Management;

•	“Shareholders’ Agreement” refers to the shareholders’ agreement dated August 26, 2024 among us and the Capital Parties.

•

“Bonds” refers to the €100.0 million and €150.0 million of senior unsecured bonds issued by CPLP Shipping Holdings PLC, a public limited liability company and wholly owned subsidiary of CCEC, guaranteed by CCEC, and listed on the Athens Stock Exchange in July 2022 and October 2021;

•	“financing arrangements” refers to our debt financing arrangements as well as to our sale-leaseback financing arrangements, seller’s credit agreements and the Bonds;

•	“debt” includes indebtedness under the financing arrangements;

•	“LNG” refers to liquefied natural gas; and

•	“LNG/C” refers to LNG carriers.

Unless otherwise indicated, all references in this prospectus to “dollars” and “$” are to, and amounts are presented in, U.S. Dollars, and financial information presented in this prospectus is prepared in accordance with accounting principles generally accepted in the United States or “GAAP.” References to our “Annual Report” are to our Annual Report on Form 20-F for the year ended December 31, 2023 incorporated by reference herein. Unless the context otherwise requires, as of any time after Effective Date of the Conversion, references to common units of the Partnership in the risk factors in the Annual Report shall be deemed to refer to common shares, par value $0.01 per share, of CCEC.

You should read carefully this prospectus, any prospectus supplement, and the additional information described below under the heading “Where You Can Find More Information.” We have not authorized anyone to provide any information or to make any representations other than those contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell securities in any jurisdiction where an offer or sale is not permitted. You should not assume that the information appearing in this prospectus or information we previously filed with the SEC that is incorporated by reference herein is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since such dates.

CAPITAL CLEAN ENERGY CARRIERS CORP.

We are an international owner of ocean-going vessels, with a focus on the carriage of gas. As of October 11, 2024 our in-the-water fleet includes 20 high specification vessels, comprising 12 latest generation LNG/Cs and eight legacy Neo-Panamax container vessels, five of which we have agreed to sell by the first quarter of 2025. In addition, our under-construction fleet includes six additional latest generation LNG/Cs, six dual-fuel medium gas carriers and four handy liquid CO2/multi-gas carriers, to be delivered between the first quarter of 2026 and the third quarter of 2027.

We were originally formed as a limited partnership organized under the laws of the Republic of the Marshall Islands on January 16, 2007, by Capital Maritime, an international shipping company with a long history of operating and investing in the shipping market. On August 26, 2024 (the “Effective Date”), we converted from a Marshall Islands limited partnership to a Marshall Islands corporation and changed our name to “Capital Clean Energy Carriers Corp.” The Conversion is deemed a continuation of the existence of the Partnership in the form of a Marshall Islands corporation, with the existence of the Company deemed to have commenced on the date the Partnership commenced its existence. Upon the Effective Date, among other things, each common unit of the Partnership issued and outstanding immediately prior to the Effective Date was converted into one common share, par value $0.01 per share, of the Company. The common shares trade on the Nasdaq Global Market under the ticker symbol “CCEC”.

We maintain our principal executive headquarters at 3 Iassonos Street, Piraeus, 18537 Greece and our telephone number is +30 210 4584 950.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form F-3 that we filed with the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell up to $500,000,000 of the securities described in this prospectus in one or more offerings. This prospectus and any accompanying prospectus supplement do not contain all of the information set forth in the registration statement and the exhibits to the registration statement.

For further information about us, the securities we are offering by this prospectus and any accompanying prospectus supplement and related matters, you should review the registration statement, including the exhibits filed as part of the registration statement. Statements contained in this prospectus and any accompanying prospectus supplement about the contents of any contract or other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document that is filed as an exhibit to the registration statement.

We are subject to the information requirements of the Securities Exchange Act of 1934 (the “Exchange Act”), and, in accordance with these requirements, are required to file with the SEC annual reports on Form 20-F within four months of our fiscal year-end, and provide to the SEC other material information on Form 6-K. These reports and other information may be obtained from the SEC’s website at www.sec.gov.

As a foreign private issuer, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. In addition, as a foreign private issuer, we are exempt under the Exchange Act from, among other things, certain rules prescribing the furnishing and content of proxy statements, and our directors, executive officers and holders of 10% or more of our common shares are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

You may read and copy any document that we file with or furnish to the SEC, including a copy of the registration statement and the exhibits that were filed with the registration statement, free of charge on the SEC website provided above.

We also make our periodic reports as well as other information filed with or furnished to the SEC available, free of charge, through our website, at www.capitalcleanenergycarriers.com, as soon as reasonably practicable after those reports and other information are electronically filed with or furnished to the SEC. The information contained on our website, or any other website, is not incorporated by reference in this prospectus and does not constitute a part of this prospectus.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” certain information that we file with or furnish to the SEC, which means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to those documents. The information incorporated by reference is an important part of this prospectus. With respect to this prospectus, information that we later file with or furnish to the SEC and that is incorporated by reference will automatically update and supersede information in this prospectus and information previously incorporated by reference into this prospectus.

Each document incorporated by reference into this prospectus is current only as of the date of such document, and the incorporation by reference of such document is not intended to create any implication that there has been no change in our affairs since the date of the relevant document or that the information contained in such document is current as of any time subsequent to its date. Any statement contained in such incorporated documents is deemed to be modified or superseded for the purpose of this prospectus to the extent that a subsequent statement contained in this prospectus, a prospectus supplement or in another document that is incorporated by reference into this prospectus or a prospectus supplement at a later date modifies or supersedes that statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

This prospectus incorporates by reference the documents listed below, which we have previously filed with the SEC. These documents contain important information about us and our financial condition, business and results.

•	Annual Report on Form 20-F for the fiscal year ended December 31, 2023, filed on April 23, 2024.

•	Amendment to our Annual Report filed on Form 20-F/A, filed on May 22, 2024.

•	The description of our common shares contained in Exhibit 99.9 to our Report on Form 6-K furnished to the SEC on August 26, 2024.

•	The Reports on Form 6-K furnished to the SEC on August 2, 2024 (Film No. 241171153, excluding exhibits), August 26, 2024 (excluding exhibit 99.10), September 25, 2024 and October 10, 2024.

We are also incorporating by reference all subsequent annual reports on Form 20-F that we file with the SEC and certain reports on Form 6-K that we file with the SEC (but not documents and information furnished and not filed in accordance with SEC rules, unless expressly stated otherwise therein) (i) after the date of the initial registration statement on Form F-3 of which this prospectus forms a part and prior to effectiveness of such registration statement and (ii) after the date of this prospectus and until we file a post-effective amendment indicating that the offering of the securities made by this prospectus has been terminated. In all cases, you should rely on the later information over different information included in this prospectus.

We have not authorized anyone to provide any information or to make any representations other than those contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and the underwriters are not, making an offer to sell securities in any jurisdiction where their offer or sale is not permitted.

You may obtain any of the documents incorporated by reference in this prospectus from the SEC through its website at the addresses provided in the section of this prospectus captioned “Where You Can Find More Information.” You also may request a copy of any document incorporated by reference in this prospectus (excluding exhibits to those documents, unless the exhibit is specifically incorporated by reference in this document), at no cost by visiting our website at www.capitalcleanenergycarriers.com or by writing or calling us at the following address:

Capital Clean Energy Corp.

Investor Relations / Media

Brian Gallagher

EVP Investor Relations

Tel: +44 770 368 4996

Email: b.gallagher@capitalmaritime.com

or

Capital Link, Inc.

230 Park Avenue—Suite 1536

New York, NY 10160, USA

Tel: +1 212 661-7566

Email: cplp@capitallink.com

The information contained on our website, or any other website, is not incorporated by reference in this prospectus and does not constitute a part of this prospectus.

In reviewing any agreements included as exhibits to the registration statement relating to the securities covered by this prospectus or to other SEC filings incorporated by reference into this prospectus, please be aware that these agreements are attached as exhibits to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about us or the other parties to the agreements. The agreements may contain representations and warranties by each of the parties to the applicable agreement, which representations and warranties may have been made solely for the benefit of the other parties to the applicable agreement and, as applicable:

•	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•

have been qualified by disclosures that may have been made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

•	were made only as of the date of the applicable agreement (or such other date or dates as may be specified in the agreement) and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time and should not be relied upon by investors in considering whether to invest in our securities.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including documents incorporated by reference, contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Such statements include, in particular, statements about our plans, strategies, business prospects, changes and trends in our business, financial condition and the markets in which we operate, and involve risks and uncertainties. In some cases, you can identify forward-looking statements by the use of words such as “may,” “might,” “could,” “should,” “would,” “expect,” “plan,” “anticipate,” “likely,” “intend,” “forecast,” “believe,” “estimate,” “project,” “predict,” “propose,” “potential,” “continue,” “seek” or the negative of these terms or other comparable terminology. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act.

Although these forward-looking statements are based upon assumptions we believe to be reasonable based upon available information, including projections of revenues, operating margins, earnings, cash flows, working capital and capital expenditures, they are subject to risks and uncertainties that are described more fully in this prospectus in the section titled “Risk Factors” beginning on page 9 of this prospectus or documents incorporated by reference in this prospectus. These forward-looking statements represent our estimates and assumptions only as of the date of this prospectus and are not intended to give any assurance as to future results. As a result, you are cautioned not to rely on any forward-looking statements. Forward-looking statements appear in a number of places in this prospectus or documents incorporated by reference in this prospectus and include statements with respect to, among other things:

•	expectations regarding our ability to pay dividends to our shareholders;

•	expectations regarding global economic outlook and growth;

•	expectations regarding shipping conditions and fundamentals, including the balance of supply and demand, as well as trends and conditions in the newbuild markets and scrapping of older vessels;

•

our current and future business and growth strategies and other plans and objectives for future operations, future acquisitions and deliveries of vessels, and the expected benefits from vessels that we have agreed to acquire;

•	expectations regarding the benefits of the Conversion;

•	our intention to continue to dispose of our container vessels;

•	our continued ability to enter into medium- or long-term, fixed-rate time charters with our charterers and to re-charter our vessels at attractive rates as their existing charters expire;

•	the relationships and reputations of our Managers in the shipping industry;

•	the financial condition, viability and sustainability of our charterers, including their ability to meet their obligations under the terms of our charter agreements;

•	our ability to maximize the use of our vessels;

•	our ability to access debt, credit and equity markets;

•	our ability to service, refinance or repay our financing under our financing arrangements and settle our hedging arrangements;

•	planned capital expenditures and availability of capital resources to fund capital expenditures;

•	the expected lifespan and condition of our vessels;

•

changes to the regulatory requirements applicable to the shipping industry, including, without limitation, stricter requirements adopted by international organizations and the European Union (“EU”), or by individual countries or charterers and actions taken by regulatory authorities overseeing such areas as safety and environmental compliance;

•	our ability to successfully operate exhaust gas cleaning systems or other newly installed equipment and novel technologies on certain or all of our vessels;

•

the expected cost of, and our ability to comply with, governmental regulations and maritime self-regulatory organization standards, including new environmental regulations and standards, as well as standard regulations imposed by our charterers applicable to our business;

•

the impact of heightened regulations and the actions of regulators and other government authorities, including anti-corruption laws and regulations, as well as sanctions and other governmental actions;

•	our anticipated general and administrative expenses;

•	the adequacy of our insurance arrangements and our ability to obtain insurance and required certifications;

•	the anticipated taxation of CCEC and dividends to our shareholders;

•	our ability to retain officers and the ability of our Managers to retain key employees;

•	anticipated funds for liquidity needs and the sufficiency of cash flows; and

•	the ability of our counterparties to perform under our shipbuilding contracts.

The preceding list is not intended to be an exhaustive list of all our forward-looking statements. These and other forward-looking statements are made based upon management’s current plans, expectations, estimates, assumptions and beliefs concerning future events impacting us and, therefore, involve a number of risks and uncertainties, including those risks discussed in our Annual Report under the heading “Risk Factors”, in Exhibit 99.8 to our Report on Form 6-K furnished to the SEC on August 26, 2024 or those included in any annual report on Form 20-F or report on Form 6-K filed after the date of this prospectus (in the case of reports on Form 6-K, to the extent that such reports state that they are incorporated by reference into this prospectus). The risks, uncertainties and assumptions involve known and unknown risks and are inherently subject to significant uncertainties and contingencies, many of which are beyond our control. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements.

Unless required by law, we expressly disclaim any obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict all of these factors. Further, we cannot assess the impact of each such factor on our business or the extent to which any factor, or combination of factors, may cause actual results to be materially different from those contained in any forward-looking statement. You should carefully review and consider the various disclosures included in our Annual Report and in our other filings made with the SEC that attempt to advise interested parties of the risks and factors that may affect our business, prospects and results of operations.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before investing in our securities, you should carefully consider the risk factors discussed or incorporated by reference in the applicable prospectus supplement, together with all the other information contained in the prospectus supplement or incorporated by reference in this prospectus, including those in “Item 3. Key Information—D. Risk Factors” in our Annual Report, in Exhibit 99.8 to our Report on Form 6-K furnished to the SEC on August 26, 2024, or those included in any annual report on Form 20-F or report on Form 6-K filed after the date of this prospectus (in the case of reports on Form 6-K, to the extent that such reports state that they are incorporated by reference into this prospectus).

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our capitalization and indebtedness as of June 30, 2024 as follows:

(i)	On an actual basis, as determined in accordance with GAAP;

(ii)	Adjusted to reflect the following changes in our debt and Partners’ Capital:

a.

The refinancing on July 16, 2024 of the outstanding balance of the credit facility of LNG/C Apostolos in the amount to $192,000,000 with proceeds in the amount of $240,000,000 that we received in connection with a sale and leaseback agreement we entered into on June 25, 2024.

b.	The dividends we paid on August 12, 2024 amounting to $8.3 million, and

c.

The refinancing on August 29, 2024 of the outstanding balance of two existing sale and leaseback agreements relating to the LNG/C Asklipios and the LNG/C Attalos in the amount of $250,365,141 with proceeds in the amount of $325,000,000 that we received in connection with two sale and leaseback agreements we entered into on August 23, 2024; and

(iii)	Further adjusted to reflect the Conversion, namely:

a.	the conversion of each of the common units of the Partnership outstanding immediately prior to the Effective Date into one common share, with par value $0.01 per share, of CCEC,

b.	the conversion of the 348,570 General Partner units of the Partnership and all of the incentive distribution rights of the Partnership, into an aggregate of 3,500,000 common shares of CCEC.

Other than the above adjustments, there has been no material change in the capitalization and indebtedness of the Partnership since June 30, 2024. You should read this table in conjunction with the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for the six months ended June 30, 2024, included in our Report on Form 6-K which is incorporated by reference herein. No adjustments have been made to reflect normal course operations by us or other developments in our business after June 30, 2024. As a result, the adjusted information provided below is not indicative of our capitalization as of any date after June 30, 2024. Amounts have been rounded to the nearest thousand for presentation purposes and as a result total amounts may not represent arithmetical sums of components.

	As of June 30, 2024
	Actual $ thousands	As Adjusted $ thousands	As Further Adjusted $ thousands
Debt
Credit Facilities	962,770	770,770	770,770
Sales and Lease Back Agreements	1,318,124	1,632,759	1,632,759
Unsecured Bonds	267,408	267,408	267,408
Sellers Credit	48,164	48,164	48,164
Total borrowings	2,596,466	2,719,101	2,719,101

Total indebtedness	2,596,466	2,719,101	2,719,101

Capital
General partner (348,570 general partner units issued and outstanding as of June 30, 2024)	13,209	13,157	—

Limited partners (54,887,313 common units issued and outstanding and 2,122,352 Treasury Units as of June 30, 2024)	1,218,160	1,209,904	—

Share Capital (58,387,313 common shares issued and outstanding and 1,551,061 Treasury Shares immediately upon the Conversion)	—	—	599

Paid-in Capital	—	—	1,222,462

Accumulated other comprehensive loss	(1,407)	(1,407)	(1,407)

Total Capital	1,229,962	1,221,654	1,221,654

Total capitalization and indebtedness	3,826,428	3,940,755	3,940,755

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of October 11, 2024 the beneficial ownership of our common shares by each person we know beneficially owns more than 5.0% or more of our common shares, and all of our directors and executive officers as a group. The number of common shares beneficially owned by each person is determined under SEC rules and the information is not necessarily indicative of beneficial ownership for any other purpose. Under SEC rules a person beneficially owns any common shares as to which the person has or shares voting or investment power. The percentages in the following table are based on 58,387,313 common shares outstanding (excluding 1,551,061 common shares held in treasury).

Name of Beneficial Owner	Number of Common Shares Owned		Percentage of Total Common Shares
Capital Maritime (1)	28,308,881		48.5%
Capital Gas (1)	1,153,846		2.0%
CGP LLC (1)	5,000,000		8.6%
Yoda PLC (2)	14,722,477		25.2%
All executive officers and directors as a group (Nine persons) (3)		*	*

*	Represents beneficial ownership of less than 1% of our outstanding common shares.
(1)

The Marinakis family, including Evangelos M. Marinakis, our former chairman, through its ownership of Capital Maritime may be deemed to beneficially own, or to have beneficially owned, all of our common shares held by Capital Maritime. The Marinakis family, including Miltiadis E. Marinakis, through its ownership of 100% of Capital Gas and CGP LLC, may be deemed to beneficially own all of our common shares held by Capital Gas and CGP LLC.

(2)

As reported in a Schedule 13D filed on January 3, 2024 by Yoda PLC (“Yoda”) and Ioannis Papalekas, as amended and supplemented on January 30, 2024, January 22, 2024, January 9, 2024, February 26, 2024 and September 11, 2024. According to the Schedule 13D, Mr. Papalekas is the controlling shareholder of Yoda and as such may be deemed to beneficially own the common shares held by Yoda or its wholly-owned subsidiaries Paparebecorp Limited and Ascetico Limited.

(3)	See “Item 6. Directors, Senior Management and Employees-E. Share Ownership” of our Annual Report.

USE OF PROCEEDS

Unless we specify otherwise in any prospectus supplement, we will use the net proceeds from our sale of securities covered by this prospectus for general corporate purposes, which may include, among other things:

•	acquisitions, including vessel acquisitions;

•	paying or refinancing all or a portion of our indebtedness outstanding at the time;

•	funding working capital or capital expenditures; and

•	acquisition of our common shares.

DESCRIPTION OF THE COMMON SHARES

For a description of the common shares, please refer to Exhibit 99.9 to our Report on Form 6-K furnished to the SEC on August  26, 2024.

See also our Report on Form 6-K furnished to the SEC on August 2, 2024 for descriptions of the Shareholders’ Agreement, dated as of August 26, 2024, between the Company and the Capital Parties and the Registration Rights Agreement, dated as of August 26, 2024, among the Company, the Capital Parties, Paparebecorp Limited and Ascetico Limited, each of which is filed as an exhibit to the registration statement of which this prospectus forms a part.

DESCRIPTION OF PREFERRED SHARES

Our articles of incorporation authorize our board of directors to establish one or more series of preferred shares and to fix by resolutions the designations and powers, preferences and rights, and the qualifications, limitations and restrictions of each series of preferred shares that are not inconsistent with applicable law and the Shareholders’ Agreement. The board of directors may issue preferred shares on terms calculated to discourage, delay or prevent a change of control or the removal of our management.

The applicable prospectus supplement will describe the following terms of any series of preferred shares we offer, including, but not limited to:

•	the designation of the series;

•	the number of shares in the series (which may subsequently be increased or decreased to the extent permitted by applicable law);

•

the dividend rate (or method of determining such rate), if any, payable to the holders of the shares of the series, any conditions upon which such dividends shall be paid and the date or dates upon which such dividends shall be payable;

•

whether dividends on the shares of the series will be cumulative and, in the case of shares having cumulative dividend rights, the dates or method of determining the dates from which dividends shall be cumulative;

•

the amount or amounts payable out of our assets to the holder of the shares of the series upon voluntary or involuntary liquidation, dissolution or winding up of the Company, and the relative rights of priority, if any, of payment of such shares;

•	the redemption rights and price or prices, if any, for shares of the series;

•

whether or not the shares of the series will be convertible or exchangeable into shares of any other class or series, and the terms and conditions upon which the conversion or exchange, as applicable, may be made; and

•	the voting rights, if any, of the holders of the series.

The description in the applicable prospectus supplement of any preferred shares we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable statement of designation, which will be filed with the SEC if we offer preferred shares. For more information on how you can obtain copies of any statement of designation if we offer preferred shares, see the section entitled “Where You Can Find Additional Information” in this prospectus. We urge you to read the applicable statement of designation and any applicable prospectus supplement in their entirety.

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms and provisions of the debt securities that we may issue in the form of one or more series of debt securities. You should read the more detailed provisions of the indenture, including the defined terms, for provisions that may be important to you. You should also read the particular terms of a series of debt securities, which will be described in more detail in the applicable prospectus supplement. The following summary is subject to and is qualified in its entirety by reference to all the provisions of the indenture and its associated documents, including the definitions of certain terms, and, with respect to any particular debt security, to the description of the terms of such debt securities that will be included in the applicable prospectus supplement.

General

The debt securities will be issued under an indenture, to be entered into between us and a trustee to be named in the applicable prospectus supplement, the form of which is filed as an exhibit to the registration statement of which this prospectus is a part. The indenture will provide that debt securities may be issued from time to time in one or more series, without limitation as to the aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any particular series. Specific issuances of debt securities may also be governed by a supplemental indenture, an officer’s certificate or a document evidencing the authorization of any corporate body required by applicable law. The particular terms of each series, or of debt securities forming part of a series, will be described in the prospectus supplement relating to that series. Those terms may vary from the terms described here. This section summarizes material terms of the debt securities that are common to all series, unless otherwise indicated in this section or in the prospectus supplement relating to a particular series.

We may issue debt securities at par, at a premium or as original issue discount securities, which are debt securities that are offered and sold at a substantial discount to their stated principal amount. We may also issue debt securities as indexed securities or securities denominated in currencies other than the U.S. dollar, currency units or composite currencies, as described in more detail in the prospectus supplement relating to any such debt securities. We will describe the U.S. federal income tax consequences and any other special considerations applicable to original issue discount, indexed or foreign currency debt securities in the applicable prospectus supplement.

The debt securities may be convertible into common shares or other securities if specified in the applicable prospectus supplement.

The prospectus supplement relating to a series of debt securities will describe the following terms of the series:

•	the title of such debt securities;

•

any limit on the aggregate principal amount of such debt securities or the series of which they are a part (including any provision for the future offering of additional debt securities of such series beyond any such limit);

•	whether the debt securities will be issued in registered or bearer form;

•	the date or dates on which the debt securities of the series will mature, if any, and any other date or dates on which we will pay the principal of the debt securities of the series, if any;

•	the rate or rates, which may be fixed or variable, at which the debt securities will bear interest, if any, and the date or dates from which that interest will accrue;

•	the date or dates on which any interest on the debt securities of the series will be payable and the regular record date or dates we will use to determine who is entitled to receive interest payments;

•	the place or places where the principal and any premium and interest in respect of the debt securities of the series will be payable;

•

the period or periods within which, the price or prices at which, and the terms and conditions on which any of such debt securities may be, at our option, redeemed or repurchased, in whole or in part, and the other material terms and provisions applicable to our redemption or repurchase rights;

•

the obligation, if any, we may have to redeem or repurchase any such debt securities, including at the option of the holder, the period or periods within which, the price or prices at which, and the terms and conditions on which any of such debt securities will be redeemed or repurchased, in whole or in part, pursuant to such obligation;

•	whether the debt securities will be convertible into, or exchangeable for, common shares or other securities, or subordinated in right of payment to senior debt;

•	whether the debt securities will be our secured or unsecured obligations;

•	if other than $1,000 or an even multiple of $1,000, the denominations in which the series of debt securities will be issuable;

•

if other than U.S. dollars, the currency in which the debt securities of the series will be denominated or in which the principal of or any premium or interest on the debt securities of the series will be payable;

•

if we or you have a right to choose the currency, currency unit or composite currency in which payments on any of the debt securities of the series will be made, the currency, currency unit or composite currency that we or you may elect, the period during which we or you must make the election and the other material terms applicable to the right to make such elections;

•

if other than the full principal amount, the portion of the principal amount of the debt securities of the series that will be payable upon a declaration of acceleration of the maturity of the debt securities of the series;

•	any index or other special method we will use to determine the amount of principal or any premium or interest on the debt securities of the series;

•	the applicability of the provisions described under “Defeasance and Covenant Defeasance—Defeasance and Discharge”;

•	if applicable, a discussion of material United States federal and Marshall Islands income tax, accounting or other considerations applicable to the debt securities;

•

if we issue the debt securities of the series in whole or part in the form of global securities as described under “Legal Ownership—Global Securities,” the name of the depositary with respect to the debt securities of the series, and the circumstances under which the global securities may be registered in the name of a person other than the depositary or its nominee if other than those described under “Legal Ownership—Global Securities”;

•	the securities clearance system(s) for the debt securities;

•	any covenants to which we will be subject with respect to the debt securities of the series; and

•	any other special features of the debt securities of the series that are not inconsistent with the provisions of the indenture.

In addition, the prospectus supplement will state whether we will list the debt securities of the series on any stock exchange and, if so, which one.

Debt securities may bear interest at fixed or floating rates. We may issue our debt securities at an original issue discount, bearing no interest or bearing interest at a rate that, at the time of issuance, is below market rate, to be sold at a discount below their principal amount. Certain special U.S. federal income tax considerations, if any, applicable to debt securities sold at an original issue discount may be described in the applicable prospectus supplement. Moreover, certain special U.S. federal income tax or other considerations, if any, applicable to any debt securities which are denominated in a currency or currency unit other than the U.S. dollar may be described in the applicable prospectus supplement.

Governing Law

Unless otherwise specified in the applicable prospectus supplement or indenture, the governing law of the indenture relating to the debt securities shall be the law of the State of New York.

Form, Exchange and Transfer

The debt securities will be issued, unless otherwise indicated in the applicable prospectus supplement, in denominations that are even multiples of $1,000 and in global registered form. You may have your debt securities broken into more debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. This is called an exchange. You may exchange or transfer your registered debt securities at the office of the trustee. The trustee will maintain an office in New York, New York. The trustee acts as our agent for registering debt securities in the names of holders and transferring registered debt securities. We may change this appointment to another entity or perform the service ourselves. The entity performing the role of maintaining the list of registered holders is called the “security registrar.” It will also register transfers of the registered debt securities.

You will not be required to pay a service charge to transfer or exchange debt securities, but you may be required to pay any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange of a registered debt security will only be made if the security registrar is satisfied with your proof of ownership.

If we designate additional transfer agents, they will be named in the prospectus supplement. We may cancel the designation of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

If the debt securities are redeemable and we redeem less than all of the debt securities of a particular series, we may block the transfer or exchange of debt securities in order to freeze the list of holders to prepare the mailing during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing. We may also refuse to register transfers or exchanges of debt securities selected for redemption. However, we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.

Payment and Paying Agents

If your debt securities are in registered form, we will pay interest to you if you are a direct holder listed in the trustee’s records at the close of business on a particular day in advance of each due date for interest, even if you no longer own the security on the interest due date. That particular day, usually about two weeks in advance of the interest due date, is called the “regular record date” and will be stated in the prospectus supplement.

We will pay interest, principal, additional amounts and any other money due on the registered debt securities at the corporate trust office of the applicable trustee in New York City. You must make arrangements to have your payments picked up at or wired from that office. We may also choose to pay interest by mailing checks. Interest on global securities will be paid to the holder thereof by wire transfer of same-day funds.

Holders buying and selling debt securities must work out between themselves how to compensate for the fact that we will pay all the interest for an interest period to, in the case of registered debt securities, the one who is the registered holder on the regular record date. The most common manner is to adjust the sales price of the debt securities to pro-rate interest fairly between the buyer and seller. This pro-rated interest amount is called “accrued interest.”

Street name and other indirect holders should consult their banks or brokers for information on how they will receive payments.

We may also arrange for additional payment offices, and may cancel or change these offices, including our use of the trustee’s corporate trust office. These offices are called “paying agents.” We may also choose to act as our own paying agent. We must notify you of changes in the paying agents for the debt securities of any series that you hold.

Ranking

Unless otherwise provided in a prospectus supplement relating to any debt securities, our debt securities will not be secured by any of our assets or properties. As a result, the securities will effectively be subordinated to our secured indebtedness, if any, and indebtedness preferred by law.

The applicable prospectus supplement will indicate whether the debt securities are subordinated to any of our other debt obligations. If they are not subordinated, in the event of bankruptcy or liquidation proceeding against us, they will rank equally with all our other unsecured and unsubordinated indebtedness, except for indebtedness having priority by operation of law.

Restrictive Covenants

Restrictive covenants, if any, with respect to any of our debt securities may be contained in the applicable supplemental indenture and described in the applicable prospectus supplement with respect to those securities. You should refer to the prospectus supplement relating to a particular series of debt securities for information about any deletions from, modifications of or additions to, the events of default or covenants of ours contained in the indenture, including any addition of a covenant or other provision providing event risk or similar protection.

Redemption and Repayment

Unless otherwise indicated in the applicable prospectus supplement, your debt security will not be entitled to the benefit of any sinking fund; that is, we will not deposit money on a regular basis into any separate custodial account to repay your debt securities. In addition, other than as set forth in “—Optional Tax Redemption” below, we will not be entitled to redeem your debt security before its stated maturity unless the applicable prospectus supplement specifies a redemption commencement date. You will not be entitled to require us to buy your debt security from you, before its stated maturity, unless the applicable prospectus supplement specifies one or more repayment dates.

If the applicable prospectus supplement specifies a redemption commencement date or a repayment date, it will also specify one or more redemption prices or repayment prices, which may be expressed as a percentage of the principal amount of your debt security or by reference to one or more formulas used to determine the applicable redemption price. It may also specify one or more redemption periods during which the redemption price or prices relating to the redemption of debt securities during those periods will apply.

If the applicable prospectus supplement specifies a redemption commencement date, we may redeem your debt security at our option at any time on or after that date. If we redeem your debt security, we will do so at the specified redemption price, together with interest accrued to the redemption date. If different prices are specified for different redemption periods, the price we pay will be the price that applies to the redemption period during which your debt security is redeemed. If less than all of the debt securities are redeemed, the trustee will choose the debt securities to be redeemed by lot, or in the trustee’s discretion, pro-rata.

If the applicable prospectus supplement specifies a repayment date, your debt security will be repayable by us at our option on the specified repayment date at the specified repayment price, together with interest accrued and any additional amounts to the repayment date.

In the event that we exercise an option to redeem any debt security, we will give to the trustee and the holder written notice of the principal amount of the debt security to be redeemed, not less than 30 days nor more than 60 days before the applicable redemption date. We will give the notice in the manner described under the heading “—Notices.”

If a debt security represented by a global security is subject to repayment at the holder’s option, the depositary or its nominee, as the holder, will be the only person that can exercise the right to repayment. Any indirect holders who own beneficial interests in the global security and wish to exercise a repayment right must give proper and timely instructions to their banks or brokers through which they hold their interests, requesting that they notify the depositary to exercise the repayment right on their behalf. Different firms have different deadlines for accepting instructions from their customers, and you should take care to act promptly enough to ensure that your request is given effect by the depositary before the applicable deadline for exercise.

Street name and other indirect holders should contact their banks or brokers for information about how to exercise a repayment right in a timely manner.

In the event that the option of the holder to elect repayment as described above is deemed to be a “tender offer” within the meaning of Rule 14e-1 under the Exchange Act, we will comply with Rule 14e-1 as then in effect to the extent it is applicable to us and the transaction.

Subject to any restrictions that will be described in the prospectus supplement, we or our affiliates may purchase debt securities from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Debt securities that we or they purchase may, in our discretion, be held, resold or canceled.

Optional Tax Redemption

Unless otherwise indicated in a prospectus supplement, we shall have the option (but not the obligation) to redeem, in whole but not in part, the debt securities where, as a result of a change in, execution of or amendment to any laws or treaties or the official application or interpretation of any laws or treaties, we would be required to pay additional amounts as described later under “Payment of Additional Amounts.” This applies only in the case of changes, executions or amendments that occur on or after the date specified in the prospectus supplement for the applicable series of debt securities.

If the debt securities are redeemed, the redemption price for debt securities (other than original issue discount debt securities) will be equal to the principal amount of the debt securities being redeemed plus accrued interest and any additional amounts due up to, but not including, the date fixed for redemption. The redemption price for original issue discount debt securities will be specified in the prospectus supplement for such securities. Furthermore, we must give you between 30 and 60 days’ notice before redeeming the debt securities.

Conversion or Exchange Rights

If debt securities of any series are convertible or exchangeable, the applicable prospectus supplement will specify:

•	the type of securities into which they may be converted or exchanged;

•	the conversion price or exchange ratio, or its method of calculation;

•	whether conversion or exchange is mandatory or at the holder’s election;

•	how and when the conversion price or exchange ratio may be adjusted; and

•	any other important terms concerning the conversion or exchange rights.

Payment of Additional Amounts

All payments in respect of debt securities by any person on behalf of CPLP or any successor thereto (each, a “Payor”), shall be made free and clear of, and without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature (collectively, “Taxes”) imposed, collected, withheld, assessed or levied by or on behalf of (1) the Republic of the Marshall Islands or any political subdivision or governmental authority thereof or therein having power to tax; and (2) any other jurisdiction in which the Payor is organized, tax resident or engaged in business, or any political subdivision or governmental authority thereof or therein having the power to tax (any such authority under (1) or (2), a “Taxing Authority”), unless the withholding or deduction of the Taxes is required by law. In the event that we are required to withhold or deduct any amount for or on account of such Taxes from any payment made under or with respect to any debt securities, we will, except in the circumstances set forth below, pay such additional amounts so that the net amount received by each holder of debt securities, including the additional amounts, will equal the amount that such holder would have received if such Taxes had not been required to be withheld or deducted. We refer to the amounts that we are required to pay to preserve the net amount receivable by the holders of debt securities as “Additional Amounts.”

Our obligation to pay Additional Amounts is, however, subject to several important exceptions. Additional Amounts will not be payable with respect to a payment made to a holder of debt securities to the extent:

•

that any such Taxes would not have been so imposed but for the existence of any current or former connection between such holder and the jurisdiction of the Taxing Authority imposing such Taxes, other than the mere receipt of such payment, acquisition, ownership or disposition of such debt securities or the exercise or enforcement of rights under the debt securities or the indenture;

•	that any such Taxes are imposed on or measured by net income of the beneficiary or holder or his net wealth or similar;

•

of any such Taxes required to be withheld by any paying agent from any payment of principal or of interest on the debt securities, if such payment can be made without withholding by any other paying agent and we duly provide for such other paying agent;

•	of any estate, inheritance, gift, sales, transfer, or personal property Taxes imposed with respect to the debt securities, except as otherwise provided in the indenture;

•	that any such Taxes are payable other than by deduction or withholding from payments on the debt securities;

•

that any such Taxes would not have been imposed but for the presentation of the debt securities, where presentation is required, for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever is later, except to the extent that the beneficiary or holder thereof would have been entitled to Additional Amounts had the debt securities been presented for payment on any date during such 30-day period;

•

that such holder would not be liable or subject to such withholding or deduction of Taxes but for the failure to make a valid declaration of non-residence, residence or other similar claim for exemption or to provide a certificate, if:

(1)

the making of such declaration or claim or the provision of such certificate is required or imposed by statute, treaty, regulation, ruling or administrative practice of the relevant Taxing Authority as a precondition to an exemption from, or reduction in, the relevant Taxes; and

(2)

at least 60 days prior to the first payment date with respect to which we shall apply this condition, we shall have notified all holders of the debt securities in writing that they shall be required to provide such declaration or claim; and

•	of any combination of the above conditions.

Such Additional Amounts also will not be payable where, had the beneficial owner of the debt securities been the holder of such debt securities, it would not have been entitled to payment of Additional Amounts by reason of the conditions set forth above. The prospectus supplement relating to the debt securities may describe additional circumstances in which we would not be required to pay additional amounts.

Notwithstanding any other provision in the indenture, any amounts to be paid on the debt securities will be paid net of any deduction or withholding imposed or required pursuant to, or made for or on account of, Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code, and no Additional Amounts will be required to be paid on account of any such deduction or withholding.

We will also:

•	withhold or deduct the Taxes as required;

•	remit the full amount of Taxes deducted or withheld to the relevant Taxing Authority in accordance with all applicable laws;

•	use our reasonable efforts to obtain from each Taxing Authority imposing such Taxes copies of tax receipts evidencing the payment of any Taxes deducted or withheld; and

•

upon request, and to the extent reasonably practicable, make available to the holders of the debt securities, within 90 days after the date the payment of any Taxes deducted or withheld is due pursuant to applicable law, copies of tax receipts evidencing such payment by us or if, notwithstanding our efforts to obtain such receipts, the same are not obtainable, other evidence of such payments.

At least 30 days prior to each date on which any payment under or with respect to the debt securities is due and payable, if we will be obligated to pay Additional Amounts with respect to such payment, we will deliver to the trustee an officer’s certificate stating the fact that such Additional Amounts will be payable, the amounts so payable and such other information as is necessary to enable the trustee to pay such Additional Amounts to holders of the debt securities on the payment date.

In addition, we will pay any stamp, issue, registration, documentary or other similar taxes and duties, including interest, penalties and Additional Amounts with respect thereto, payable in the Marshall Islands or the United States or any political subdivision or taxing authority of or in the foregoing in respect of the creation, issue, offering, enforcement, redemption or retirement of the debt securities if and to the extent any such creation, issue, offering, enforcement, redemption or retirement was required pursuant to applicable law or ordered by a court or Taxing Authority.

The foregoing provisions shall survive any termination or the discharge of the indenture and shall apply to any jurisdiction in which any successor to us is organized or is engaged in business for tax purposes or any political subdivisions or taxing authority or agency thereof or therein.

Whenever in the indenture, the debt securities, in this “Description of Debt Securities” or in the applicable prospectus supplement there is mentioned, in any context, the payment of principal, premium, if any, redemption price, interest or any other amount payable under or with respect to any debt security, such mention includes the payment of Additional Amounts to the extent payable in the particular context.

In the event that Additional Amounts actually paid with respect to the debt securities pursuant to the preceding paragraphs are based on rates of deduction or withholding of Taxes in excess of the appropriate rate applicable to the holder of such debt securities, and as a result thereof such holder is entitled to make a claim for a refund or credit of such excess from the Taxing Authority imposing such Taxes, then such holder shall, by accepting such debt securities, be deemed to have assigned and transferred all right, title and interest to any such claim for a refund or credit of such excess to us. However, by making such assignment, the holder makes no representation or warranty that we will be entitled to receive such claim for a refund or credit and incurs no other obligation with respect thereto.

Defeasance and Covenant Defeasance

We may, to the extent indicated in the applicable prospectus supplement, elect, at our option at any time, to have the provisions of the indenture relating to defeasance and discharge of indebtedness or to defeasance of certain restrictive covenants in the indenture, applied to the debt securities of any series, or to any specified part of a series.

Defeasance and Discharge. Upon the exercise of our option, if any, to have applied the provisions of the indenture relating to defeasance and discharge, we will be discharged from all our payment and other obligations, and the provisions relating to subordination, if any, will cease to be effective, with respect to such debt securities, subject to certain exceptions, upon the deposit in trust for the benefit of the holders of such debt securities of money or U.S. Government Obligations, as such term is defined in the indenture, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such debt securities on their respective stated maturities. Such defeasance may occur only if we have complied with certain conditions that will be set forth in the relevant indenture.

Defeasance of Certain Covenants. Upon the exercise of our option, if any, to have applied the provisions of the indenture relating to defeasance of certain restrictive covenants in the indenture, we may omit to comply with certain restrictive covenants, including any that may be described in the applicable prospectus supplement, and the occurrence of certain events of default as specified in the applicable prospectus supplement, will be deemed not to be or result in an event of default and the provisions relating to subordination, if any, will cease to be effective, in each case with respect to such debt securities, subject to certain exceptions, upon the deposit in trust for the benefit of the holders of such debt securities of money or U.S. Government Obligations, as such term is defined in the indenture, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such debt securities on the respective stated maturities. Such defeasance or discharge may occur only if we have complied with certain conditions that will be set forth in the relevant indenture.

Events of Default

Each of the following will constitute an event of default under the indenture with respect to the debt securities of any series:

•	failure to pay principal of or any premium on any debt securities of such series when due, continued for 30 days;

•	failure to pay any interest on any debt securities of such series when due, continued for 30 days;

•

failure to perform any other covenant in the indenture (other than a covenant included in the indenture solely for the benefit of a series other than that series), continued for 60 days after written notice has been given by the trustee, or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, as provided in the indenture;

•	failure to pay when due (subject to any applicable grace period) any principal in an amount exceeding $50 million under an agreement evidencing indebtedness for money we borrowed, or acceleration of any indebtedness for money we borrowed having an aggregate principal amount outstanding of at least $50 million, if, in the case of any such failure, such indebtedness has not been discharged or, in the case of any such acceleration, such indebtedness has not been discharged or such acceleration has not been rescinded or annulled, in each case within 30 days after written notice has been given by the trustee, or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, as provided in the indenture; and

•	certain events in bankruptcy, insolvency or reorganization.

The applicable prospectus supplement will describe any additional events of default.

If an event of default (other than an event of default related to certain events in bankruptcy, insolvency or reorganization) with respect to the debt securities of any series at the time outstanding shall occur and be continuing, either the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of such series by notice as provided in the indenture may declare the principal amount of the debt securities of such series (or, in the case of any debt security that is an original issue discount security or the principal amount of which is not then determinable, such portion of the principal amount of such security, or such other amount in lieu of such principal amount, as may be specified in the terms of such debt security) to be due and payable immediately. If an event of default related to certain events in bankruptcy, insolvency or reorganization with respect to the debt securities of any series at the time outstanding shall occur, the principal amount of all the debt securities of such series (or, in the case of any such original issue discount security or other debt security, such specified amount) will automatically, and without any action by the trustee or any holder, become immediately due and payable. After any such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of such series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal (or other specified amount), have been cured or waived as provided in the indenture. For information as to waiver of defaults, see “—Modification and Waiver.”

Subject to the provisions of the indenture relating to the duties of the trustee in case an event of default shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless such holders shall have offered to the trustee reasonable indemnity. Subject to such provisions for the indemnification of the trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of a debt security of any series will have any right to institute any proceeding with respect to the indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless (i) such holder has previously given to the trustee written notice of a continuing event of default with respect to the debt securities of that series, (ii) the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series have made written request, and such holder or holders have offered reasonable indemnity, to the trustee to institute such proceeding as trustee and (iii) the trustee has failed to institute such proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of such series a direction inconsistent with such request, within 60 days after such notice, request and offer. However, such limitations do not apply to a suit instituted by a holder of a debt security for the enforcement of payment of the principal of or any premium or interest on such debt security on or after the applicable due date specified in such debt security.

We will be required to furnish to the trustee annually a statement by certain of our officers as to whether or not we, to their knowledge, are in default in the performance or observance of any of the terms, provisions and conditions of the indenture and, if so, specifying all such known defaults. The indenture provides that if a default occurs with respect to debt securities of any series, the trustee will give the holders of the relevant series notice of the default when, as and to the extent provided by the Trust Indenture Act of 1939. However, in the case of any default under any covenant with respect to the series, no notice of default to holders will be given until at least 30 days after the occurrence of the default.

An event of default under any of our other outstanding or future debt instruments or guarantees shall not constitute an event of default under the terms of the indenture and the debt securities described in this prospectus.

Modification and Waiver

There are three types of changes we can make to the indenture and the debt securities.

Changes Requiring Your Approval. First, there are changes that cannot be made to your debt securities without your specific approval. These are the following types of changes:

•	change the stated maturity of the principal, interest or premium on a debt security;

•	reduce any amounts due on a debt security;

•	change any obligation to pay the additional amounts described under “—Payment of Additional Amounts”;

•	reduce the amount of principal payable upon acceleration of the maturity of a debt security following a default;

•	change the place or currency of payment on a debt security;

•	impair your right to sue for payment, conversion or exchange;

•	reduce the percentage of holders of debt securities whose consent is needed to modify or amend the indenture;

•	reduce the percentage of holders of debt securities whose consent is needed to waive compliance with various provisions of the indenture or to waive specified defaults; and

•	modify any other aspect of the provisions dealing with modification and waiver of the indenture.

Changes Requiring a Majority Vote. The second type of change to the indenture and the debt securities is the kind that requires a vote of approval by the holders of debt securities that together represent a majority of the outstanding aggregate principal amount of the particular series affected. Most changes fall into this category, except for clarifying changes, amendments, supplements and other changes that would not adversely affect holders of the debt securities in any material respect. For example, this vote would be required for us to obtain a waiver of all or part of any covenants described in an applicable prospectus supplement or a waiver of a past default. However, we cannot obtain a waiver of a payment default or any other aspect of the indenture or the debt securities listed in the first category described previously beginning above under “Modification and Waiver—Changes Requiring Your Approval” unless we obtain your individual consent to the waiver.

Changes Not Requiring Approval. The third type of change does not require any vote by holders of debt securities. This type is limited to clarifications of ambiguities, omissions, defects and inconsistencies, amendments, supplements and other changes that would not adversely affect holders of the debt securities in any material respect, such as adding covenants, additional events of default or successor trustees.

Further Details Concerning Voting. When taking a vote, we will use the following rules to decide how much principal amount to attribute to a security:

•

For original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of the debt securities were accelerated to that date because of a default.

•	Debt securities that we, any of our affiliates and any other obligor under the debt securities acquire or hold will not be counted as outstanding when determining voting rights.

•

For debt securities whose principal amount is not known (for example, because it is based on an index), we will use a special rule for that security described in the prospectus supplement for that security.

•

For debt securities denominated in one or more foreign currencies, currency units or composite currencies, we will use the U.S. dollar equivalent as of the date on which such debt securities were originally issued.

Debt securities will not be considered outstanding, and therefore will not be eligible to vote, if we have deposited or set aside in trust for you money for their payment or redemption. Debt securities will also not be eligible to vote if they have been fully defeased as described under “Defeasance and Covenant Defeasance—Defeasance and Discharge.”

We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities that are entitled to vote or take other action under the indenture. In limited circumstances, the trustee will be entitled to set a record date for action by holders. If we or the trustee set a record date for a vote or other action to be taken by holders of a particular series, that vote or action may be taken only by persons who are holders of outstanding debt securities of that series on the record date and must be taken within 180 days following the record date or another period that we or, if it sets the record date, the trustee may specify. We may shorten or lengthen (but not beyond 180 days) this period from time to time.

Street name and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or the debt securities or request a waiver.

Notices

Notices to be given to direct holders of a global debt security will be given only to the depositary, in accordance with its applicable policies as in effect from time to time. Notices to be given to direct holders of debt securities not in global form will be sent by mail to the respective addresses of the holders as they appear in the trustee’s records, and will be deemed given when mailed. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

Regardless of who acts as paying agent, all money that we pay to a paying agent that remains unclaimed at the end of two years after the amount is due to direct holders will be repaid to us. After that two-year period, direct holders may look only to us for payment and not to the trustee, any other paying agent or anyone else.

Further Issues

We may from time to time, without notice to or the consent of the holders of debt securities previously offered under this prospectus, create and issue additional debt securities having the same terms as and ranking equally and ratably with the debt securities previously offered under this prospectus in all respects (or in all respects except for the payment of interest accruing prior to the issue date of such additional debt securities or except for the first payment of interest following the issue date of such additional debt securities), so that such additional debt securities shall be consolidated and form a single series with, and shall have the same terms as to status, redemption or otherwise as, those debt securities, provided that if such additional debt securities are not fungible with the applicable series of debt securities previously offered under this prospectus, such additional debt securities will have a separate CUSIP number.

Consent to Service of Process

The indenture will provide for the appointment of an authorized agent for service of process in any legal action or proceeding arising out of or relating to the indenture or the debt securities offered under the indenture brought in any federal or state court in the Borough of Manhattan, City of New York, New York, United States and will identify such agent for service of process. In addition, we will irrevocably submit to the non-exclusive jurisdiction of such courts in any such legal action or proceeding.

Regarding the Trustee

We may appoint a trustee with whom we and/or some of our affiliates maintain banking relations in the ordinary course of business. If an event of default occurs, or an event occurs that would be an event of default if the requirements for giving us default notice or our default having to exist for a specified period of time were disregarded, the trustee may be considered to have a conflicting interest with respect to the debt securities or the indenture for purposes of the Trust Indenture Act of 1939. In that case, the trustee may be required to resign as trustee under the applicable indenture and we would be required to appoint a successor trustee.

DESCRIPTION OF RIGHTS

Rights may be issued independently or together with any other security and may or may not be transferable. As part of a rights offering, we may enter into a standby underwriting or other backstop arrangement under which the underwriters or any other person would purchase any securities that are not purchased in such rights offering. If we issue rights, they may be governed by a separate subscription agent agreement that we will sign with a bank or trust company, as rights agent, that will be named in the applicable prospectus supplement. The rights agent will act solely as our agent and will not assume any obligation to any holders of rights certificates or beneficial owners of rights. The following summary of certain provisions of the rights does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of any subscription agent agreement and subscription certificate that may be filed with the SEC in connection with the offering of such rights.

In general, a right entitles the holder to purchase for cash a specific number of common shares or other securities at a specified exercise price. The rights are typically issued to shareholders as of a specific record date, may be exercised only for a limited period of time and become void following the expiration of such period. If we determine to issue rights, we will accompany this prospectus with a prospectus supplement that will describe, among other things:

•	the record date for shareholders entitled to receive the rights;

•	the number of common shares or other securities that may be purchased upon exercise of each right;

•	the exercise price of the rights;

•	the period during which the rights may be exercised and when they will expire;

•	whether and the extent to which the rights are transferable;

•	the price, if any, for the rights;

•	the other terms of the rights, including the terms, procedures and limitations relating to the exercise of the rights;

•	the number of rights issued;

•	the terms of the common shares or other securities that may be purchased upon exercise of each right;

•

whether we intend to sell the common shares or other securities that are not purchased in the rights offering to an underwriter or other purchaser under a contractual “standby” commitment or other arrangement and, if applicable, the material terms of any standby underwriting or other arrangement entered into by us in connection with the offering of rights;

•	whether the rights include “oversubscription rights” so that the holder may purchase more securities if other holders do not purchase their full allotments; and

•	if applicable, a discussion of material United States federal income tax considerations.

If fewer than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby or backstop arrangements, as described in the applicable prospectus supplement.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

This section describes the material United States federal income tax consequences of acquiring, owning and disposing of common shares or certain debt securities that we may offer pursuant to this prospectus. In the case of debt securities, this section only applies to U.S.-dollar denominated debt instruments that are not convertible into or exercisable or exchangeable for other securities, that pay interest at least annually at a single fixed or qualified floating rate, that have a term of not more than 30 years and that are not issued at a premium or with more than a de minimis amount of discount to their principal amount. The applicable prospectus supplement will discuss, as applicable, the material United States federal income tax consequences of acquiring, owning and disposing of any shares or debt securities that are convertible into or exercisable or exchangeable for other securities, preferred shares, and debt securities that may be subject to special United States federal income tax rules, including (without limitation), debt securities issued with original issue discount or with premium, debt securities denominated in, or linked to, non-U.S. dollar currencies, indexed debt securities and debt securities subject to the special rules for contingent payment debt instruments. To the extent this section consists of statements as to matters of United States federal income tax law, this section is the opinion of Sullivan & Cromwell LLP, our United States counsel. This section addresses only United States federal income taxation and does not discuss all of the tax consequences that may be relevant to you in light of your individual circumstances, including foreign, state or local tax consequences, estate and gift tax consequences, and tax consequences arising under the Medicare contribution tax on net investment income or the alternative minimum tax. This section applies to you only if you acquire your common shares or debt securities in an offering or offerings contemplated by this prospectus and you hold your common shares or debt securities as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, including:

•	a dealer in securities,

•	a trader in securities that elects to use a mark-to-market method of accounting for securities holdings,

•	a tax-exempt organization,

•	a life insurance company,

•	a person that actually or constructively owns 10% or more of the total value of all classes of our shares or of the total combined voting power of all classes of our shares entitled to vote,

•	a person that holds common shares or debt securities as part of a straddle or a hedging or conversion transaction,

•	a person that purchases or sells common shares or debt securities as part of a wash sale for tax purposes,

•	a U.S. expatriate, or

•	a U.S. Holder (as defined below) of common shares or debt securities whose functional currency for tax purposes is not the U.S. dollar.

This section is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations under the Code, and published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

If a partnership holds common shares or debt securities, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. If you are a partner in a partnership holding common shares or debt securities, you should consult your tax advisors with regard to the United States federal income tax treatment of an investment in common shares or debt securities.

For the purposes of this section, you are a “U.S. Holder” if you are a beneficial owner of common shares or debt securities and you are:

•	an individual citizen or resident of the United States for United States federal income tax purposes,

•

a corporation (or other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any U.S. state or the District of Columbia,

•	an estate the income of which is subject to United States federal income taxation regardless of its source, or

•

a trust which either (i) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) has a valid election in effect under applicable United States Treasury regulations to be treated as a U.S. person.

For the purposes of this section, a “Non-U.S. Holder” is a beneficial owner of common shares or debt securities (other than a partnership) that is not a U.S. person for United States federal income tax purposes.

If you purchase debt securities at a price other than their offering price, the amortizable bond premium or market discount rules may also apply to you. You should consult your tax advisor regarding this possibility.

For a discussion of certain considerations relating to the United States federal income taxation of our company, please see “Certain Considerations Relating to the United States Federal Income Taxation of CCEC.”

This discussion does not address tax consequences that may vary with, or are contingent on, individual circumstances. Moreover, it only addresses United States federal income tax and does not address any non-income tax or any foreign, state or local tax consequences. You should consult your own tax advisors concerning the United States federal income tax consequences of the ownership of common shares or debt securities in light of your particular situation, as well as any consequences arising under the laws of any other taxing jurisdiction.

Ownership and Disposition of Common Shares

U.S. Holders of Common Shares

Distributions

Subject to the discussion of the rules applicable to PFICs below, any distributions made by us with respect to the common shares to a U.S. Holder generally will constitute dividends, which may be taxable as ordinary income or “qualified dividend income” as described in more detail below, to the extent of our current and accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of our earnings and profits will be treated first as a nontaxable return of capital to the extent of the U.S. Holder’s tax basis in its common shares on a dollar-for-dollar basis and thereafter as capital gain. U.S. Holders that are corporations generally will not be entitled to claim a dividends received deduction with respect to any distributions they receive from us. Dividends paid with respect to the common shares generally will be treated as “passive” income from sources outside the United States for purposes of computing allowable foreign tax credits for U.S. federal income tax purposes.

Dividends paid on the common shares to a U.S. Holder who is an individual, trust or estate (in all cases, a “U.S. Individual Holder”) will be treated as qualified dividend income that is taxable to such U.S. Individual Holder at preferential rates applicable to long-term capital gain provided that: (i) our common shares are readily tradable on an established securities market in the United States (such as the Nasdaq Global Market on which our common shares are traded); (ii) we are not a PFIC (which we do not believe we are, have been or will be, as discussed below); (iii) the U.S. Individual Holder has owned the common shares for more than 60 days in the 121-day period beginning 60 days before the date on which the common shares become ex-dividend (and has not entered into certain risk limiting transactions with respect to such shares) and (iv) the U.S. Individual Holder is not under an obligation to make related payments with respect to positions in substantially similar or related property. There is no assurance that any dividends paid on the common shares will be eligible for these preferential rates in the hands of a U.S. Individual Holder, and any dividends paid on the common shares that are not eligible for these preferential rates will be taxed as ordinary income to a U.S. Individual Holder.

Sale, Exchange or Other Disposition of Common Shares

Subject to the discussion of PFICs below, a U.S. Holder generally will recognize taxable gain or loss upon a sale, exchange or other disposition of common shares in an amount equal to the difference between the amount realized by the U.S. Holder from such sale, exchange or other disposition and the U.S. Holder’s tax basis in such shares. Such gain or loss will be treated as long-term capital gain or loss if the U.S. Holder’s holding period is greater than one year at the time of the sale, exchange or other disposition. Such capital gain or loss will generally be treated as U.S. source income or loss, as applicable, for U.S. foreign tax credit purposes. Long-term capital gain of a U.S. Individual Holder is generally subject to tax at preferential rates. A U.S. Holder’s ability to deduct capital losses is subject to certain limitations.

Non-U.S. Holders of Common Shares

Distributions

Distributions paid to a Non-U.S. Holder in respect of common shares will not be subject to United States federal income tax or withholding tax if the Non-U.S. Holder is not engaged in a United States trade or business. If the Non-U.S. Holder is engaged in a United States trade or business, distributions paid in respect of common shares may be subject to United States federal income tax to the extent those distributions constitute income “effectively connected” with that Non-U.S. Holder’s United States trade or business. However, distributions paid to a Non-U.S. Holder who is engaged in a United States trade or business may be exempt from United States federal income taxation under an income tax treaty if the income represented thereby is not attributable to a United States permanent establishment maintained by the Non-U.S. Holder. “Effectively connected” distributions recognized by a corporate Non-U.S. Holder may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate, or at a lower rate if the corporate Non-U.S. Holder is eligible for the benefits of an income tax treaty that provides for a lower rate.

Disposition of Common Shares

The United States federal income taxation of Non-U.S. Holders on any gain resulting from the disposition of common shares is generally the same as described above regarding distributions. However, individual Non-U.S. Holders may also be subject to U.S. federal income tax on gain resulting from the disposition of common shares if they are present in the United States for 183 or more days during the taxable year of the sale in which those shares are disposed and meet certain other requirements.

PFIC Status and Significant Tax Consequences

Special and adverse U.S. federal income tax rules apply to a U.S. Holder that owns an equity interest in a non-U.S. entity taxed as a corporation and classified as a PFIC for U.S. federal income tax purposes. In general, we will be treated as a PFIC with respect to a U.S. Holder if, for any taxable year in which such holder held our common shares, either:

•

at least 75% of our gross income (including the gross income of our vessel owning subsidiaries) for such taxable year consists of passive income (e.g., dividends, interest, capital gains and rents derived other than in the active conduct of a rental business); or

•	at least 50% of the average value of the assets held by us (including the assets of our vessel owning subsidiaries) during such taxable year produce, or are held for the production of, passive income.

Income earned, or deemed earned, by us in connection with the performance of services would not constitute passive income. By contrast, rental income would generally constitute “passive income” unless we were treated under specific rules as deriving our rental income in the active conduct of a trade or business. Based on our current and projected methods of operation, we believe that we are not currently a PFIC, nor do we expect to become a PFIC. Although there is no legal authority directly on point, and we are not obtaining a ruling from the Internal Revenue Service (“IRS”) on this issue, we will take the position that, for purposes of determining whether we are a PFIC, the gross income we derive or are deemed to derive from the time and spot chartering activities of our wholly owned subsidiaries constitutes services income, rather than rental income. Correspondingly, such income should not constitute passive income, and the assets that we or our wholly owned subsidiaries own and operate in connection with the production of such income, in particular, the vessels we or our subsidiaries own that are subject to time charters, should not constitute passive assets for purposes of determining whether we are or were a PFIC.

As noted above, there is, however, no direct legal authority under the PFIC rules addressing our method of operation. Moreover, in a case not specifically interpreting the PFIC rules, Tidewater Inc. v. United States, 565 F.3d 299 (5th Cir. 2009), the Fifth Circuit held that the vessel time charters at issue generated predominantly rental income rather than services income. However, the court’s ruling was contrary to the position of the IRS that the time charter income should have been treated as services income. Additionally, the IRS later affirmed its position in Tidewater, adding further that the time charters at issue would be treated as giving rise to services income under the PFIC rules.

No assurance, however, can be given that the IRS, or a court of law will accept our position, and there is a risk that the IRS or a court of law could determine we are or were a PFIC. In addition, although we intend to conduct our affairs in a manner to avoid, to the extent possible, being classified as a PFIC with respect to any taxable year, we cannot assure U.S. Holders that the nature of our operations will not change in the future, or that we can avoid PFIC status in the future.

As discussed more fully below, if we were to be treated as a PFIC for any taxable year, a U.S. Holder would be subject to different taxation rules depending on whether the U.S. Holder makes an election to treat us as a “Qualified Electing Fund”, (a “QEF election”). As an alternative to making a QEF election, a U.S. Holder should be able to make a “mark-to-market” election with respect to our common shares, as discussed below. In addition, if a U.S. Holder owns our common shares during any taxable year that we are a PFIC, such shares owned by such holder will generally be treated as shares in a PFIC even if we are not a PFIC in a subsequent year and, if the total value of all PFIC stock that such holder directly or indirectly owns exceeds certain thresholds, such holder must file IRS Form 8621 with the holder’s U.S. federal income tax return to report the holder’s ownership of our common shares.

Taxation of U.S. Holders Making a Timely QEF Election

If a U.S. Holder makes a timely QEF election (such U.S. Holder, an “Electing Holder”), the Electing Holder must report each year for U.S. federal income tax purposes his pro rata share of our ordinary earnings and our net capital gain, if any, for our taxable year that ends with or within the taxable year of the Electing Holder, regardless of whether or not distributions were received from us by the Electing Holder. The Electing Holder’s adjusted tax basis in the common shares will be increased to reflect taxed but undistributed income. Distributions of earnings and profits that had been previously taxed will result in a corresponding reduction in the adjusted tax basis in the common shares and will not be taxed again once distributed. An Electing Holder would generally recognize capital gain or loss on the sale, exchange or other disposition of our common shares. A U.S. Holder would make a QEF election with respect to any year that we are a PFIC by properly completing and filing IRS Form 8621 with its U.S. federal income tax return. If contrary to our expectations, we determine that we are treated as a PFIC for any taxable year, we will attempt to provide each U.S. Holder with all necessary information in order to make the QEF election described above.

Taxation of U.S. Holders Making a “Mark-to-Market” Election

Alternatively, if we were to be treated as a PFIC for any taxable year and, as we anticipate, our common shares were treated as “marketable stock”, a U.S. Holder would be allowed to make a “mark-to-market” election with respect to common shares, provided the U.S. Holder completes and files IRS Form 8621 in accordance with the relevant instructions and related Treasury Regulations. If that election is made, the U.S. Holder generally would include as ordinary income in each taxable year the excess, if any, of the fair market value of the common shares at the end of the taxable year over such holder’s adjusted tax basis in the common shares. The U.S. Holder would also be permitted an ordinary loss in respect of the excess, if any, of the U.S. Holder’s adjusted tax basis in the common shares over the fair market value thereof at the end of the taxable year, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. A U.S. Holder’s tax basis in his common shares would be adjusted to reflect any such income or loss amount. Gain realized on the sale, exchange or other disposition of our common shares would be treated as ordinary income, and any loss realized on the sale, exchange or other disposition of the common shares would be treated as ordinary loss to the extent that such loss does not exceed the net mark-to-market gains previously included by the U.S. Holder.

Taxation of U.S. Holders not making a timely QEF or mark-to-market election

Finally, if we were to be treated as a PFIC for any taxable year, a U.S. Holder who does not make either a QEF election or a “mark-to-market” election for that year (such U.S. Holder, a “Non-Electing Holder”) would be subject to special rules with respect to (1) any excess distribution (i.e., the portion of any distributions received by the Non-Electing Holder on our common shares in a taxable year other than the taxable year in which the Non-Electing Holder’s holding period in the common shares begins in excess of 125% of the average annual distributions received by the Non-Electing Holder in the three preceding taxable years, or, if shorter, the Non-Electing Holder’s holding period for the common shares that preceded the current taxable year), and (2) any gain realized on the sale, exchange or other disposition of our common shares. Under these special rules:

•	the excess distribution or gain would be allocated ratably over the Non-Electing Holder’s aggregate holding period for the common shares;

•	the amount allocated to the current taxable year and any year prior to the year we were first treated as a PFIC with respect to the Non-Electing Holder would be taxed as ordinary income; and

•

the amount allocated to each of the other taxable years would be subject to tax at the highest rate of tax in effect for the applicable class of taxpayer for that year, and an interest charge for the deemed deferral benefit would be imposed with respect to the resulting tax attributable to each such other taxable year.

These penalties would not apply to a qualified pension, profit sharing or other retirement trust or other tax-exempt organization that did not borrow money or otherwise utilize leverage in connection with its acquisition of our common shares. If we were treated as a PFIC for any taxable year and a Non-Electing Holder who is an individual dies while owning our common shares, such holder’s successor generally would not receive a step-up in tax basis with respect to such shares.

Ownership and Disposition of Debt Securities

U.S. Holders of Debt Securities

Payments of Interest

A U.S. Holder will be taxed on interest on its debt securities as ordinary income at the time the U.S. Holder receives the interest or when the interest accrues, depending on the U.S. Holder’s method of accounting for tax purposes.

Interest paid by us on the debt securities is income from sources outside the United States for purposes of the rules regarding the foreign tax credit allowable to a U.S. Holder and will generally be “passive” income for purposes of computing the foreign tax credit.

Purchase, Sale and Retirement of Debt Securities

A U.S. Holder’s tax basis in its debt securities generally will be the U.S. Holder’s cost. A U.S. Holder will generally recognize capital gain or loss on the sale or retirement of its debt securities equal to the difference between the amount the U.S. Holder realizes on the sale or retirement, excluding any amounts attributable to accrued but unpaid interest (which will be treated as interest payments), and the U.S. Holder’s tax basis in its debt securities. Capital gain of a U.S. Individual Holder is generally taxed at preferential rates where the holder has a holding period greater than one year.

Non-U.S. Holders of Debt Securities

Payments of Interest

Interest on debt securities held by a Non-U.S. Holder will not be subject to United States federal income tax or withholding tax if the Non-U.S. Holder is not engaged in a United States trade or business. If the Non-U.S. Holder is engaged in a United States trade or business, interest in respect of debt securities may be subject to United States federal income tax to the extent it constitutes income “effectively connected” with that Non-U.S. Holder’s United States trade or business. However, such interest may be exempt from U.S. federal income taxation under an income tax treaty if the income represented thereby is not attributable to a United States permanent establishment maintained by the Non-U.S. Holder. “Effectively connected” interest income recognized by a corporate Non-U.S. Holder may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate, or at a lower rate if the corporate Non-U.S. Holder is eligible for the benefits of an income tax treaty that provides for a lower rate.

Sale and Retirement of Debt Securities

The United States federal income taxation of Non-U.S. Holders on any gain resulting from the sale or retirement of debt securities is generally the same as described above regarding interest. However, individual Non-U.S. Holders may also be subject to U.S. federal income tax on gain resulting from the disposition of debt securities if they are present in the United States for 183 or more days during the taxable year of the sale in which those debt securities are disposed and meet certain other requirements.

For purposes of the United States federal estate tax, the debt securities will be treated as situated outside the United States and will not be includible in the gross estate of a holder who is neither a citizen nor a resident of the United States at the time of death.

Information with Respect to Foreign Financial Assets

A U.S. Holder that owns “specified foreign financial assets” (as defined in Section 6038D of the Code and applicable Treasury Regulations) with an aggregate value in excess of $50,000 (and in some circumstances, a higher threshold) may be required to file an information report with respect to such assets with their tax return. “Specified foreign financial assets” may include financial accounts maintained by foreign financial institutions, as well as the following, but only if they are held for investment and not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-United States persons, (ii) financial instruments and contracts that have non-United States issuers or counterparties, and (iii) interests in foreign entities. Significant penalties may apply for failing to satisfy this filing requirement. U.S. Holders are urged to consult their tax advisors regarding this filing requirement.

Backup Withholding and Information Reporting

In the case of a U.S. Individual Holder, information reporting requirements, on IRS Form 1099, generally will apply to:

•	dividend and interest payments or other taxable distributions made to you within the United States and payments of principal on debt securities made to you within the United States, and

•	the payment of proceeds to you from the sale of common shares or debt securities effected at a U.S. office of a broker.

Additionally, backup withholding may apply to such payments if the U.S. Individual Holder fails to comply with applicable certification requirements or (in the case of dividend and interest payments) is notified by the IRS that it has failed to report all interest and dividends required to be shown on its federal income tax returns.

A Non-U.S. Holder is generally exempt from backup withholding and information reporting requirements with respect to:

•	dividend payments and payments of principal and interest made outside the United States by us or another non-United States payor, and

•

other dividend payments and payments of principal and interest made within the United States and the payment of the proceeds from the sale of common shares or debt securities effected at a United States office of a broker, as long as either (i) the holder has furnished a valid IRS Form W-8 or other documentation upon which the payor or broker may rely to treat the payments as made to a non-U.S. person, or (ii) the holder otherwise establishes an exemption.

Payment of the gross proceeds from the disposition of common shares or debt securities effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale of common shares or debt securities that is effected at a foreign office of a broker could be subject to information reporting in the same manner as a sale within the United States (and in certain cases may be subject to backup withholding as well) if:

•	the broker has certain connections to the United States,

•	the proceeds or confirmation are sent to the United States, or

•	the sale has certain other specified connection with the United States as provided in United States Treasury regulations.

Backup withholding is not an additional tax. A refund of any amounts withheld under the backup withholding rules that exceed a holder’s income tax liability may generally be obtained by filing a refund claim with the IRS.

Certain Considerations Relating to the United States Federal Income Taxation of CCEC

Taxation of Operating Income

We expect that substantially all of our gross income will be attributable to the transportation of liquefied natural gas and containerized goods. For this purpose, gross income attributable to transportation (or “Transportation Income”) includes income derived from, or in connection with, the use (or hiring or leasing for use) of a vessel to transport cargo, or the performance of services directly related to the use of any vessel to transport cargo, and thus includes spot charter, time charter and bareboat charter income.

Transportation Income that is attributable to transportation that begins or ends, but that does not both begin and end, in the United States (or “U.S. Source International Transportation Income”) will be considered to be 50% derived from sources within the United States. Transportation Income attributable to transportation that both begins and ends in the United States (or “U.S. Source Domestic Transportation Income”) will be considered to be 100% derived from sources within the United States. Transportation Income attributable to transportation exclusively between non-U.S. destinations will be considered to be 100% derived from sources outside the United States. Transportation Income derived from sources outside the United States generally will not be subject to U.S. federal income tax.

Based on our current operations, we do not expect to have U.S. Source Domestic Transportation Income. However, certain of our activities give rise to U.S. Source International Transportation Income, and future expansion of our operations could result in an increase in the amount of U.S. Source International Transportation Income, as well as give rise to U.S. Source Domestic Transportation Income. U.S. Source International Transportation Income could be subject to U.S. federal income taxation unless exempt from U.S. taxation under Section 883 of the Code (or the “Section 883 Exemption”), as discussed below.

The Section 883 Exemption

In general, the Section 883 Exemption provides that if a non-U.S. corporation satisfies the requirements of Section 883 of the Code and the Treasury Regulations thereunder (the “Section 883 Regulations”), it will not be subject to the net basis and branch profits taxes, or to the 4% gross basis tax described below, on its U.S. Source International Transportation Income. As discussed below, we believe that under our current ownership structure, the Section 883 Exemption will apply and that, accordingly, we will not be subject to the taxes set forth above on our U.S. Source International Transportation Income. The Section 883 Exemption does not apply to U.S. Source Domestic Transportation Income (which is subject to U.S. federal income taxation irrespective of whether Section 883 applies).

We will qualify for the Section 883 Exemption if, among other matters, we meet the following three requirements:

•	We are organized in a jurisdiction outside the United States that grants an equivalent exemption from tax to corporations organized in the United States (an “Equivalent Exemption”);

•	We satisfy the “Publicly Traded Test” (as described below); and

•	We meet certain substantiation, reporting and other requirements.

The Publicly Traded Test requires that the stock of a non-U.S. corporation be “primarily and regularly traded” on an established securities market either in the United States or in a jurisdiction outside the United States that grants an Equivalent Exemption. The Section 883 Regulations provide, in pertinent part, that stock in a non-U.S. corporation will be considered to be “primarily traded” on an established securities market in a given country if the number of shares of each class of stock relied upon to meet the “regularly traded” test that are traded during the taxable year on all established securities markets in that country exceeds the number of shares in each such class that are traded during that year on established securities markets in any other single country. Stock of a non-U.S. corporation will be considered to be “regularly traded” on an established securities market under the Section 883 Regulations if one or more classes of stock of the corporation that, in the aggregate, represent more than 50% of the total combined voting power and value of the non-U.S. corporation are listed on such market during the taxable year and certain trading volume requirements are met or deemed met as described below. For this purpose, if one or more “5% Shareholders” (i.e., a shareholder holding, actually or constructively, at least 5% of the vote and value of a class of stock, for purposes of which multiple related persons may be treated as one shareholder) own in the aggregate 50% or more of the vote and value of the class of stock (the “Closely Held Block”) for more than half the number of days during the taxable year, such class of stock will not be counted towards meeting the “regularly traded” test (the “Closely Held Block Exception”), subject to an exception discussed further below.

We are organized under the laws of the Republic of the Marshall Islands. The U.S. Treasury Department has recognized the Republic of the Marshall Islands as a jurisdiction that grants an Equivalent Exemption. Consequently, our U.S. Source International Transportation Income (including, for this purpose, (i) our distributive share of any such income earned by our subsidiaries that have properly elected to be treated as partnerships or disregarded as entities separate from us for U.S. federal income tax purposes and (ii) any such income earned by our subsidiaries that are corporations for U.S. federal income tax purposes, are organized in a non-U.S. jurisdiction that grants an Equivalent Exemption and whose outstanding stock is owned more than 50% by value by us (and which themselves comply with certain substantiation, reporting and other requirements)) will be exempt from U.S. federal income taxation provided we meet the Publicly Traded Test (and provided we meet certain substantiation, reporting and other requirements). In addition, since our common shares are only traded on the Nasdaq Global Market, which is considered to be an established securities market, our shares will be deemed to be “primarily traded” on an established securities market.

We believe we meet the trading volume requirements of the “regularly traded” test, because the pertinent regulations provide that such trading volume requirements will be deemed to be met with respect to a class of stock traded on an established securities market in the United States where, as will be the case for our common shares, the shares are regularly quoted by dealers who regularly and actively make offers, purchases and sales of such shares to unrelated persons in the ordinary course of business. Additionally, and in the alternative, the pertinent regulations also provide that a class of stock will be considered to meet the trading volume requirements if (i) such class of stock is listed on the relevant market, (ii) such class of stock is traded on such market, other than in minimal quantities, on at least 60 days during the taxable year or one-sixth of the days in a short taxable year, and (iii) the aggregate number of shares of such class of stock traded on such market during the taxable year is at least 10% of the average number of shares of such class of stock outstanding during such year, or as appropriately adjusted in the case of a short taxable year. We believe that trading of our common shares (previously, common units) has satisfied these conditions in the past (when traded as common units), and we expect that such conditions will continue to be satisfied. Finally, we believe that our common shares represent more than 50% of our total combined voting power and value and accordingly we believe that our shares should be considered to be “regularly traded” on an established securities market.

These conclusions, however, are based upon legal authorities that do not expressly contemplate an organizational structure such as ours. Accordingly, it is possible that the IRS could assert that our shares do not meet the “regularly traded” test.

We currently expect that we will not lose eligibility for the Section 883 Exemption as a result of the Closely Held Block Exception, because we currently expect to qualify for an exception to the application of the Closely Held Block Exception. As relevant here, this exception is available when shareholders residing in a non-U.S. jurisdiction granting an Equivalent Exemption and meeting certain other requirements own sufficient shares in the Closely Held Block to preclude other shareholders of the Closely Held Block who do not meet such requirements from owning 50% or more of the total value of the outstanding class of stock of which the Closely Held Block is a part, for more than half the number of days during the taxable year.

Thus, although the matter is not free from doubt, we believe that we will satisfy the Publicly Traded Test, and that we will qualify for the Section 883 Exemption. Should any of the facts described above cease to be correct, our ability to qualify for the Section 883 Exemption will be compromised.

Taxation of Operating Income in the Absence of the Section 883 Exemption

If we earn U.S. Source International Transportation Income and the Section 883 Exemption does not apply, the U.S. source portion of such income may be treated as effectively connected with the conduct of a trade or business in the United States (or “Effectively Connected Income”) if we have a fixed place of business in the United States involved in the earning of such income and substantially all of such income is attributable to regularly scheduled transportation or, in the case of bareboat charter income, is attributable to a fixed place of business in the United States. Based on our current operations, we have no fixed place of business in the United States, and none of our potential U.S. Source International Transportation Income is attributable to regularly scheduled transportation or is received pursuant to bareboat charters attributable to a fixed place of business in the United States. As a result, we do not anticipate that any of our U.S. Source International Transportation Income will be treated as Effectively Connected Income. However, there is no assurance that we will not have a fixed place of business in the United States in the future, and that we will not earn income pursuant to regularly scheduled transportation or bareboat charters attributable to a fixed place of business in the United States in the future, which could result in such income being treated as Effectively Connected Income.

Any income we earn that is treated as Effectively Connected Income would be subject to U.S. federal corporate income tax on a net income basis. In addition, a 30% branch profits tax imposed under Section 884 of the Code also could apply to such income, and a branch interest tax could be imposed on certain interest paid or deemed paid by us.

Taxation of Gain on the Sale of a Vessel in the Absence of the Section 883 Exemption

Our ability to qualify for the Section 883 Exemption is generally not expected to affect the tax treatment of our sales of vessels outside of the United States, provided that we continue to maintain no office or place of business in the United States.

The 4% Gross Basis Tax

If the Section 883 Exemption does not apply and the net income tax does not apply, we would be subject to a 4% U.S. federal income tax on the U.S. source portion of our U.S. Source International Transportation Income, without the benefit of deductions.

NON-UNITED STATES TAX CONSEQUENCES

The following is the opinion of Watson Farley & Williams LLP, our counsel as to matters of the laws of the Republic of the Marshall Islands, and is based on and relates solely to the current laws of the Republic of the Marshall Islands applicable only to persons who do not reside in, maintain offices in or carry on business or conduct transactions or operations in the Republic of the Marshall Islands and are not citizens of the Republic of the Marshall Islands.

Because we and our subsidiaries do not, and assuming that we and our subsidiaries will not in the future, carry on business or conduct transactions or operations in the Republic of the Marshall Islands, and because all documentation related to the offerings of common shares, preferred shares, debt securities or rights have been and assuming they will continue to be executed outside of the Republic of the Marshall Islands, under current Marshall Islands law you will not be subject to Marshall Islands taxation or withholding on dividends or distributions we make to you as a shareholder or a debt security holder. In addition, you will not be subject to Marshall Islands stamp, capital gains or other taxes on the purchase, ownership or disposition of our common shares, preferred shares, debt securities or rights and you will not be required by the Republic of the Marshall Islands to file a tax return relating to your ownership of common shares, preferred shares, debt securities or rights.

PLAN OF DISTRIBUTION

We may sell the securities described in this prospectus and any accompanying prospectus supplement:

•	through underwriters or dealers;

•	through agents;

•	directly to purchasers; or

•	through a combination of any such methods of sale.

If underwriters are used to sell securities, we will enter into an underwriting agreement or similar agreement with them at the time of the sale to them. In that connection, underwriters may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. Any such underwriter, dealer or agent may be deemed to be an underwriter within the meaning of the Securities Act.

The applicable prospectus supplement relating to the securities will set forth, among other things:

•	the offering terms, including the name or names of any underwriters, dealers or agents;

•	the purchase price of the securities and the proceeds to us from such sale;

•	any underwriting discounts, concessions, commissions and other items constituting compensation to underwriters, dealers or agents;

•	any discounts or concessions allowed or reallowed or paid by underwriters or dealers to other dealers.

If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions in accordance with the rules of the Nasdaq Global Market:

•	at a fixed price or prices that may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in an applicable prospectus supplement, the obligations of underwriters or dealers to purchase the securities will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the securities if any are purchased. Any public offering price and any discounts or concessions allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

Securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus and a prospectus supplement is delivered will be named, and any commissions payable by us to such agent, will be set forth in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

If so indicated in the prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers from certain specified institutions to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to any conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commissions payable for solicitation of such contracts. The underwriters and other persons soliciting such contracts will have no responsibility for the validity or performance of any such contracts.

Underwriters, dealers and agents may be entitled under agreements entered into with us to be indemnified by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution by us to payments which they may be required to make. The terms and conditions of such indemnification will be described in an applicable prospectus supplement.

Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for us or our affiliates in the ordinary course of business.

Any underwriters to whom securities are sold by us for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any securities.

Certain persons participating in any offering of securities may engage in transactions that stabilize, maintain or otherwise affect the price of the securities offered. In connection with any such offering, the underwriters or agents, as the case may be, may purchase and sell securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. Stabilizing transactions consist of certain bids or purchases for the purpose of preventing or retarding a decline in the market price of the securities and syndicate short positions involve the sale by the underwriters or agents, as the case may be, of a greater number of securities than they are required to purchase from us in the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the securities sold for their account may be reclaimed by the syndicate if such securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market, and if commenced, may be discontinued at any time. These transactions may be effected on the Nasdaq Global Market, in the over-the-counter market or otherwise. These activities will be described in more detail in the applicable prospectus supplement.

A prospectus and accompanying prospectus supplement in electronic form may be made available on the web sites maintained by the underwriters. The underwriters may agree to allocate a number of securities for sale to their online brokerage account holders. Such allocations of securities for internet distributions will be made on the same basis as other allocations. In addition, securities may be sold by the underwriters to securities dealers who resell securities to online brokerage account holders.

SERVICE OF PROCESS AND ENFORCEMENT OF CIVIL LIABILITIES

We are organized under the laws of the Republic of the Marshall Islands as a corporation. The Republic of the Marshall Islands has a less developed body of securities laws as compared to the United States.

Most of our directors and officers and those of our subsidiaries are residents of countries other than the United States. Substantially all of our and our subsidiaries’ assets and a substantial portion of the assets of our directors and officers are located outside the United States. As a result, it may be difficult or impossible for United States investors to effect service of process within the United States upon us, our directors, our officers or our subsidiaries, or to realize against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

Watson Farley & Williams LLP, our counsel as to Marshall Islands law, has advised us that there is uncertainty as to whether the courts of the Republic of the Marshall Islands would (1) recognize or enforce against us, our directors, our officers or our subsidiaries judgments of courts of the United States based on civil liability provisions of applicable U.S. federal and state securities laws or (2) impose liabilities against us, our directors, our officers or our subsidiaries in original actions brought in the Republic of the Marshall Islands, based on these laws.

VALIDITY OF SECURITIES

Unless otherwise stated in any prospectus supplement, the validity of the securities will be passed upon by Watson Farley & Williams LLP, as to matters of Marshall Islands law, and by Sullivan & Cromwell LLP, as to matters of New York law.

EXPERTS

The consolidated financial statements of Capital Product Partners L.P. as of December 31, 2023 and 2022, and for each of the three years in the period ended December 31, 2023, incorporated by reference in this Prospectus by reference to Capital Product Partners L.P.’s annual report on Form 20-F for the year ended December 31, 2023, and the effectiveness of Capital Product Partners L.P.’s internal control over financial reporting have been audited by Deloitte Certified Public Accountants, S.A., an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing. The office of Deloitte Certified Public Accountants, S.A. is located at Fragoklissias 3a & Granikou Street, Maroussi, Athens 151 25, Greece.

EXPENSES

The following table sets forth the main costs and expenses, other than the underwriting discounts and commissions, in connection with this offering.

U.S. Securities and Exchange Commission registration fee	$76,550
Financial Industry Regulatory Authority filing fee		*
Nasdaq Global Market listing fee		*
Legal fees and expenses		*
Accounting fees and expenses		*
Printing and engraving costs		*
Transfer agent fees and expenses		*
Miscellaneous		*
Total	$76,550

*	Amounts to be provided in a prospectus supplement or in a report on Form 6-K subsequently incorporated by reference into this prospectus.

Up to $75,000,000 of Common Shares

PROSPECTUS SUPPLEMENT

Jefferies

January 27, 2025